Exhibit 10.1

Execution Version 2/9/2017

CONFIDENTIAL

RESEARCH AND LICENSE AGREEMENT

between

AKEBIA THERAPEUTICS, INC.

and

Janssen Pharmaceutica NV

Dated as of February 9, 2017

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

TABLE OF CONTENTS

Article 1 DEFINITIONS	1
Article 2 GRANT OF RIGHTS	15
2.1	Grants to Licensee15
2.2	Limitations to License Grant15
2.3	Grant to Janssen15
2.4	Sublicenses16
2.5	Retention of Rights; No Other Rights Granted16
2.6	Subcontracting16
2.8	Janssen Exclusivity18
2.9	Licensee Exclusivity18
Article 3 DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES	18
3.1	Research and Development Program; Overview18
3.2	Research Performance18
3.3	Research Reports18
3.4	Derivatives18
3.5	Selection of Designated Compounds19
3.6	Research Term20
3.7	Development Plans and Performance20
3.8	Development Diligence20
3.9	Development Costs20
3.10	Development Reports20
3.11	Records21
3.12	Regulatory Activities21
3.13	Commercialization21
Article 4 Technology Disclosure and Transfer; Supply	22

i

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

4.1	Technology Disclosure and Transfer22
4.2	Manufacture and Supply23
Article 5 JOINT REVIEW COMMITTEE	23
5.1	Joint Review Committee23
5.2	Contact Persons24
Article 6 PAYMENTS AND RECORDS	24
6.1	Upfront Payment24
6.2	Milestones24
6.3	Royalties27
6.4	Royalty Payments and Reports29
6.5	Mode of Payment29
6.6	Taxes29
6.7	Interest on Late Payments29
6.8	Financial Records30
6.9	Audit30
6.10	Audit Dispute30
Article 7 INTELLECTUAL PROPERTY	30
7.1	Ownership of Intellectual Property30
7.2	Filing, Prosecution and Maintenance of Patents31
7.3	Enforcement and Defense of Patents33
7.4	Potential Infringement of Third Party Rights34
7.5	Patent Term Extensions; Patent Listings35
7.6	EU Unitary Patent System35
Article 8 CONFIDENTIALITY AND NON-DISCLOSURE	35
8.1	Confidentiality Obligations35
8.2	Permitted Disclosures37

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.3	Joint Know-How37
8.4	Secrecy of Janssen Know-How and Confidential Candidate Information38
8.5	Use of Name38
8.6	Public Announcements38
8.7	Scientific Publications38
8.8	Required Publication Regarding Clinical Trials39
8.9	Return of Confidential Information39
Article 9 REPRESENTATIONS, WARRANTIES AND COVENANTS	39
9.1	Mutual Representations and Warranties39
9.2	Additional Representations and Warranties of Janssen40
9.3	Covenants of Both Parties41
9.4	Additional Covenants of Licensee41
9.5	Additional Covenants of Janssen41
9.6	DISCLAIMER OF WARRANTIES42
Article 10 INDEMNITY	42
10.1	Indemnification of Janssen42
10.2	Indemnification of Licensee42
10.3	Indemnification Procedures42
10.4	SPECIAL, INDIRECT AND OTHER LOSSES44
10.5	Insurance44
Article 11 TERM AND TERMINATION	44
11.1	Term and Expiration44
11.2	Termination44
11.3	Rights in Bankruptcy46
11.4	Consequences of Termination46
11.5	Remedies48

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11.6	Accrued Rights; Surviving Obligations48
Article 12 MISCELLANEOUS	48
12.1	Force Majeure48
12.2	Export Control48
12.3	Assignment48
12.4	Severability49
12.5	Dispute Resolution49
12.6	Intellectual Property Disputes50
12.7	Governing Law50
12.8	Notices50
12.9	Entire Agreement; Amendments51
12.10	Waiver and Non-Exclusion of Remedies52
12.11	No Benefit to Third Parties52
12.12	Further Assurance52
12.13	Relationship of the Parties; Recourse52
12.14	References52
12.15	Construction52
12.16	Counterparts53

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULES

Schedule 1.66 Janssen Patents

Schedule 1.69 JNJ5169

Schedule 1.71  JNJ7414

Schedule 1.108 Specified Compounds

Schedule 3.2  Research Plan

Schedule 3.5.1Designation Criteria

Schedule 3.7.1 [***] Development Plan

Schedule 4.1.1(i)Disclosed Know-How

Schedule 4.1.1(ii)Licensed Materials

Schedule 4.1.1(iii)Further Know-How

Schedule 6.3.1 Example Royalty Calculation

Schedule 9.2.1Disclosure Schedule

v

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

RESEARCH AND LICENSE AGREEMENT

This RESEARCH AND LICENSE AGREEMENT (the “Agreement”) is made and entered into effective as of February 9, 2017 (the “Effective Date”), by and between Akebia Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware having a business address at 245 First Street, Suite 1100, Cambridge, MA 02142 (“Licensee”), and Janssen Pharmaceutica NV, a company organized and existing under the laws of Belgium having a business address at Turnhoutseweg 30, 2340 Beerse, Belgium (“Janssen”).  Janssen and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Janssen owns and Controls certain intellectual property rights with respect to the Portfolio Compounds in the Territory; and

WHEREAS, Janssen wishes to grant a license to Licensee, and Licensee wishes to take, a license under such intellectual property rights to conduct research with respect to Portfolio Compounds and to develop and commercialize Licensed Compounds and Licensed Products in the Territory, in each case, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.“AAA” means the American Arbitration Association or its successor entity.

1.2.“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.3.“Agreement” has the meaning set forth in the preamble hereto.

1.4.“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.5.“Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines, principles of common law, or other requirements of the Regulatory Authorities that may be in effect from time to time.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.6.“Arbitration Notice” has the meaning set forth in Section 12.5.3 (Arbitration).

1.7.“Arbitrators” has the meaning set forth in Section 12.5.3 (Arbitration).

1.8.“Auditor” has the meaning set forth in Section 6.10 (Audit Dispute).

1.9.“Back-Up Compound” means a Designated Compound designated by Licensee as a Back-Up Compound pursuant to Section 3.5.2 (Back-Up Compounds).

1.10. “Bundled Product” means a Licensed Product sold in combination with one or more separate products, each in finished form, by Licensee, its Affiliates or its Sublicensees where a Third Party customer receives a discount for such “bundling” of products.  A Bundled Product will not include any fixed combination of two or more active ingredients in a single finished package.

1.11.“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are permitted or required to be closed.

1.12.“Calendar Quarter” means each period of three consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.13.“Calendar Year” means each period of 12 consecutive months commencing on January 1 and ending on December 31.

1.14.“CDA” has the meaning set forth in Section 12.9 (Entire Agreement; Amendments).

1.15.“Change of Control” means, with respect to a Person, (i) any other Person or group of Persons within the meaning of § 13(d)(3) of the Exchange Act becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the outstanding Equity Interests of such Person; or (ii) the consummation of a reorganization, merger, share exchange, consolidation or sale or disposition of all or substantially all of the assets of such Person or any parent company of such Person or any merger of any direct or indirect subsidiary of such Person unless, in any case, the beneficial owners of the Equity Interests of such Person immediately before such transaction beneficially own, directly or indirectly, immediately after such transaction, all or substantially all of the Equity Interests of such Person or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the Equity Interests of such Person immediately before that transaction.  For purposes of this definition “Equity Interests” means, with respect to a Person, the common equity of such Person or the voting securities of such Person entitled to vote generally in an election of directors (or similar governing persons) of such Person.

1.16.“Combination Product” means a Licensed Product that contains at least one Licensed Compound as an active ingredient together with one or more Other Component(s) and that is sold either as a fixed dose or as separate doses in a single package.

1.17.“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a product, including Manufacturing in support thereof and activities related to marketing, Promoting, distributing and importing such product and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.18.“Commercially Reasonable Efforts” means, with respect to the performance of activities by Licensee under this Agreement, the carrying out of such activities using efforts and resources comparable to the efforts and resources that a biopharmaceutical company would typically devote to the performance of similar activities or the accomplishment of similar objectives, it being understood that with respect to the research, Development or Commercialization of a Portfolio Compound or Licensed Product, such efforts and resources shall be comparable to those efforts and resources that a biopharmaceutical company would typically devote to a compound or product of similar market potential, profit potential and strategic value and at a comparable stage in development or product life to such Portfolio Compound or Licensed Product, based on conditions then prevailing and taking into account issues of safety and efficacy, product profile, difficulty in developing such Portfolio Compound or Licensed Product, competitiveness of alternative Third Party products in the marketplace, the patent or other proprietary position of such Portfolio Compound or Licensed Product, the regulatory structure involved, payments to be made under the Agreement and the potential profitability of the Licensed Product marketed or to be marketed.

1.19.“Competing Infringement” has the meaning set forth in Section 7.3.1 (Notification).

1.20.“Competing Infringement Notice” has the meaning set forth in Section 7.3.1 (Notification).

1.21.“Compound Forms” means, with respect to a particular compound, any pharmaceutically acceptable salt forms, free acids or bases, hydrates, anhydrides, solvates, racemates, isomers, positional isomers, radioisomers, stereoisomers, polymorphs, prodrugs, or metabolites of such compound.

1.22.“Confidential Candidate Information” has the meaning set forth in Section 8.1.2 (Confidential Candidate Information).

1.23.“Confidential Information” has the meaning set forth in Section 8.1.1 (Confidential Information).

1.24.“Contact Person” has the meaning set forth in Section 5.2 (Contact Persons).

1.25.“Control” means, with respect to any item of Information, Regulatory Documentation, Material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in this Agreement), to grant a license, sublicense, option or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, Material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.

1.26.“Cover,” “Covers,” or “Covered” means, with respect to a particular subject matter at issue and the relevant Patent, that, but for ownership of such Patent or the grant of a license in or to such Patent, the Manufacture, use, sale, offer for sale or importation of the subject matter at issue would infringe a claim of such Patent or, in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent, in a particular country or countries, in each case, without taking into account the validity or enforceability of any such Patent.

1.27.“Data Package” means, with respect to a Licensed Compound (and any Licensed Product containing such Licensed Compound), a package containing (i) [***] with respect to such Licensed Compound (or any Licensed Product containing such Licensed Compound), (ii) [***] for such Licensed

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Compound (or any Licensed Product containing such Licensed Compound), (iii) [***] with respect to such Licensed Compound (or any Licensed Product containing such Licensed Compound), (iv) [***] of such Licensed Compound (or any Licensed Product containing such Licensed Compound) and (v) a schedule identifying all Patents owned or otherwise Controlled by Licensee, its Affiliates or any of its Sublicensees that claim such Licensed Compound (or any Licensed Product containing such Licensed Compound), including Patents that claim the composition of matter of or any method of using such Licensed Compound (or any Licensed Product containing such Licensed Compound).

1.28.“Declined Compound” means (i) any Development Candidate that is not designated as a Designated Compound by the end of the Research Term in accordance with Section 3.5 (Selection of Designated Compounds); and (ii) any Derivative made by Licensee during the Research Term that Licensee does not designate as a Designated Compound in accordance with Section 3.5 (Selection of Designated Compounds).

1.29.“Derivative” means a compound that Licensee (or any of its Affiliates or its Sublicensees) makes from, derives from, or bases upon any Portfolio Compound(s).

1.30.“Designated Compound” means (i) each [***], (ii) each other [***] that is designated by Licensee in accordance with Section 3.5 (Selection of Designated Compounds) and (iii) each [***] designated by Licensee during the Research Term in accordance with Section 3.5 (Selection of Designated Compounds).

1.31.“Designation Criteria” has the meaning ascribed thereto in Section 3.5.1 (Notice; Fee).

1.32.“Designation Fee” means the amount of [***] ($[***]).

1.33.“Designation Notice” has the meaning set forth in Section 3.5.1 (Notice; Fee).

1.34.“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.

1.35.“Development Candidate” means a [***] other than a [***] (or Compound Form thereof).

1.36.“Development Plan” means, (i) with respect to [***], the [***] Development Plan that is attached as Schedule 3.7.1 ([***] Development Plan) and (ii) with respect to each Licensed Compound other than [***], the written plan describing (a) the [***] to be conducted by Licensee with respect thereto and (b) a [***] of such activities, as each such plan may be adopted pursuant to Section 3.5 (Selection of Designated Compounds) or Section 3.7.1 (Initial Adoption of Lead Compound Development Plans), and in each case ((i) and (ii)) as such plan may be amended or updated from time-to-time pursuant to Section 3.7.3 (Updates to Development Plans).

1.37.“Disclosed Know-How” has the meaning set forth in Section 4.1.1 (In General).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.38.“Dispute” has the meaning set forth in Section 12.5.1 (Disputes).

1.39.“Dollars” or “$” means United States Dollars.

1.40.“Drug Approval Application” means a New Drug Application as defined in the FFDCA or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval.

1.41.“Effective Date” has the meaning set forth in the preamble hereto.

1.42.“EMA” means the European Medicines Agency and any successor agency thereto.

1.43.“European Union” means the economic, scientific and political organization of member states as it may be constituted from time-to-time.

1.44.“Executive Officer” means, with respect to Janssen, either its [***] (as may be designated by Janssen from time-to-time) and with respect to Licensee, its [***].

1.45.“Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, Promote, market or have sold or otherwise dispose of.

1.46.“FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.47.“FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time-to-time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.48.“Field” means the treatment, prevention and diagnosis of any and all diseases and conditions in humans and animals.

1.49.“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country to a Third Party by or on behalf of Licensee or its Affiliate or any Sublicensee in such country after Regulatory Approval for such Licensed Product has been obtained in such country.

1.50.“First Extension Fee” has the meaning set forth in Section 3.6 (Research Term).

1.51.“GAAP” means United States generally accepted accounting principles (“U.S. GAAP”), International Financial Reporting Standards or such other similar national standards applied on a consistent basis.

1.52.“Generic Product” means, with respect to a Licensed Product, any pharmaceutical product that (i) [***]; (ii) [***]; and (iii) [***]. A Licensed Product licensed or produced by Licensee or any of its Affiliates or its Sublicensees (i.e., an authorized generic product) will not constitute a Generic Product.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.53.“HIF-PH” means hypoxia-inducible factor prolyl hydroxylase.

1.54.“IBD” means inflammatory bowel disease and [***].

1.55.“IND” means (i) an Investigational New Drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions and (ii) all supplements and amendments that may be filed with respect to the foregoing.

1.56.“Indemnification Claim Notice” has the meaning set forth in Section 10.3.1 (Notice of Claim).

1.57.“Indemnified Party” has the meaning set forth in Section 10.3.1 (Notice of Claim).

1.58.“Information” means all scientific or technical information, know-how and data, including screens, assays, models, methods, test data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information), study designs and protocols, manufacturing procedures, processes, designs, drawings, methods (including testing methods), formulas, specifications and other data related to Materials.

1.59.“Infringement Action” has the meaning set forth in Section 7.3.2 (Infringement Actions).

1.60.“Initiating Party” has the meaning set forth in Section 7.3.3 (Cooperation).

1.61.“Initiation” means, with respect to a clinical study, the first dosing of the first human subject in such clinical study.

1.62.“Invented” means invented, developed, generated, discovered, conceived, reduced to practice, created or otherwise made (with a correlative meaning for “Invent” and “Invention”).

1.63.“Janssen” has the meaning set forth in the preamble hereto.

1.64.“Janssen Designated Compound Confirmation” has the meaning set forth in Section 3.5.1 (Notice; Fee).

1.65.“Janssen Know-How” means (i) all Information and Materials Controlled by Janssen or any of its Affiliates as of the Effective Date that are reasonably necessary or useful for (a) conducting research with respect to any [***] in accordance with this Agreement and (b) Exploiting any [***] in the Field in the Territory, but in each case ((a) and (b)), excluding any and all Information and Materials Controlled by Janssen or any of its Affiliates that was not obtained, generated or used by Janssen or any of its Affiliates with respect to the [***] prior to the Effective Date and (ii) all other (1) Information provided and (2) Materials transferred, in each case ((1) or (2)) by or on behalf of Janssen and its Affiliates to Licensee related to any [***] or [***] (or any Compound Form thereof).

1.66.“Janssen Patents” means (i) the Patents set forth on Schedule 1.66 (Janssen Patents) and (ii) all Patents Controlled by Janssen that Cover a Licensed Compound that directly or indirectly claim priority to any Patent set forth on Schedule 1.66 (Janssen Patents) or share common priority therewith whether filed before or after the Effective Date.  For clarity, Product Patents are a subset of Janssen Patents.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.67.“Janssen Patent Prosecution Period” has the meaning set forth in Section 7.2.1(i) (Janssen Rights).

1.68.“Janssen Technology” means the Janssen Patents and the Janssen Know-How.

1.69.“JNJ5169” means the compound having the structure set forth on Schedule 1.69 (JNJ5169).

1.70.“[***] Development Plan” means the Development Plan for [***] that is attached as Schedule 3.7.1 ([***] Development Plan) as the same may be amended or updated from time to time pursuant to Section 3.7.3 (Updates to Development Plans).

1.71.“JNJ7414” means the compound having the structure set forth on Schedule 1.71 (JNJ7414).

1.72.“Joint Know-How” means Information and Materials that are conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by at least one employee or contractor of each of the Parties or their Affiliates in the conduct of activities under this Agreement.

1.73.“Joint Patents” means any Patents (i) that claim Joint Know-How and (ii) naming at least one inventor with an obligation to assign such Patents to Licensee (or a Licensee Affiliate) and at least one inventor with an obligation to assign such Patent to Janssen (or a Janssen Affiliate), with inventorship determined according to U.S. patent laws.

1.74.“Joint Review Committee” or “JRC” has the meaning set forth in Section 5.1.1 (Establishment of Joint Review Committee).

1.75.“Joint Technology” means Joint Know-How and Joint Patents.

1.76.“Knowledge” means the actual knowledge of Janssen personnel with knowledge of the Portfolio Compounds, with no duty of inquiry (including any duty to conduct freedom to operate analysis on any Portfolio Compound).

1.77.“Lead Compound” means either (i) JNJ5169 or (ii) [***], and “Lead Compounds” means, collectively, JNJ5169 and [***].

1.78.“Lead Product” has the meaning set forth in Section 6.2.3 (Lead Products).

1.79.“Licensed Compounds” means, individually and collectively, any Designated Compounds and Compound Forms thereof.

1.80.“Licensed Materials” has the meaning set forth in Section 4.1.1 (In General).

1.81.“Licensed Product” means any product that contains one or more [***], alone or in a [***], in any and all forms, presentations, dosages and formulations.  For purposes of the sales milestone and royalty provisions of this Agreement, two or more products shall be considered the same Licensed Product if each contains or consists of the same [***] (or in the case of a [***], if such product contains the same combination of [***]), even if such products have different formulations, dosage strengths, forms or presentations.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.82.“Licensee” has the meaning set forth in the preamble hereto.

1.83.“Licensee Background Know-How” means all Information that is owned or Controlled by Licensee or any of its Affiliates as of the Effective Date or Controlled by Licensee, or any of its Affiliates or its Sublicensees, during the Term that is reasonably necessary or useful to Exploit any Portfolio Compound, Licensed Compound or Licensed Product.

1.84.“Licensee Background Patents” means Patents owned or Controlled by Licensee, or any of its Affiliates as of the Effective Date or Controlled by Licensee, or any of its Affiliates or its Sublicensees, during the Term that claim Licensee Background Know-How or that is reasonably necessary or useful to Exploit any Portfolio Compound, Licensed Compound or Licensed Product.

1.85.“Licensee Foreground Know-How” means all Information that is necessary or useful to Exploit any Declined Compound and is Invented by Licensee or any of its Affiliates or its Sublicensees (or by Third Parties working on behalf of Licensee or its Affiliates or its Sublicensees) under or in connection with this Agreement; provided that in the case of Information Invented by any Sublicensee under or in connection with this Agreement, such Information shall constitute Licensee Foreground Know-How only to the extent Controlled by Licensee or any of its Affiliates; provided, however, that Licensee Foreground Know-How shall exclude Licensee Background Know-How.

1.86.“Licensee Foreground Patents” means all of the Patents Controlled by Licensee or any of its Affiliates or any Sublicensee that claim Licensee Foreground Know-How; provided that in the case of any Patent owned by any Sublicensee, such Patent shall constitute a Licensee Foreground Patent only to the extent Controlled by Licensee or any of its Affiliates; provided, however, that Licensee Foreground Patents shall exclude Licensee Background Patents.

1.87.“Licensee Know-How” means the Licensee Background Know-How and the Licensee Foreground Know-How.

1.88.“Licensee Patents” means the Licensee Background Patents and the Licensee Foreground Patents.

1.89.“Licensee Regulatory Documentation” has the meaning set forth in Section 3.12.1(ii) (Licensee Regulatory Documentation).

1.90.“Licensee Technology” means the Licensee Patents and Licensee Know-How.

1.91.“Losses” has the meaning set forth in Section 10.1 (Indemnification of Janssen).

1.92.“Major Market” means each of the [***].

1.93.“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of any compound or product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.94.“Materials” means chemical, biological or other tangible materials.

1.95.“Mono Product” means a Licensed Product containing as its sole active ingredient a Licensed Compound that is also contained in a Combination Product.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.96.“Net Sales” means the gross amounts invoiced on sales of a Licensed Product by Licensee or any of its Affiliates or its Sublicensees (other than a Third Party Distributor) to a Third Party purchaser in an arms-length transaction (for clarity, including to a Third Party Distributor), less the following deductions, determined in accordance with U.S. GAAP and its internal policies, procedures and accounting standards, to the extent allocable to such Licensed Product under U.S. GAAP and actually taken, paid, accrued, allowed, included or allocated based on good-faith estimates in the gross sales price with respect to such sales:

1.96.1.normal and customary trade, cash and quantity discounts, allowances, deductions, fees and credits, in the form of deductions actually allowed with respect to sales of such Licensed Product (to the extent not already reflected in the amount invoiced), excluding commissions for commercialization;

1.96.2.excise taxes, use taxes, tariffs, sales taxes and customs duties and other government charges imposed on the sale of such Licensed Product to the extent separately itemized on the invoice (but specifically excluding any income taxes assessed against the income arising from such sale);

1.96.3.outbound freight, shipment and insurance costs and distribution fees paid to Third Parties that are associated with physical distribution and handling of product.  For clarity, such fees exclude fees paid to such Third Parties for sales and marketing activities;

1.96.4.compulsory payments and cash rebates related to the sales of such Licensed Product paid to a governmental authority (or agent thereof) pursuant to governmental regulations, including government levied fees as a result of healthcare reform policies;

1.96.5.retroactive price reductions, credits or allowances for rejections or returns of such Licensed Product including for recalls, damaged goods and billing errors;

1.96.6.invoiced amounts from a prior period that have not been collected and have been written off by Licensee, its Affiliates or its Sublicensees (other than Third Party Distributors), including bad debts, to the extent such amounts have not been previously deducted and do not exceed, in the aggregate, 1% of Net Sales in the applicable period; provided that any such amounts that are written off will be added back in a subsequent period to the extent later collected; and

1.96.7.rebates, chargebacks and discounts (or the equivalent thereof) to managed health care organizations, pharmacy benefit managers (or the equivalent thereof), federal, state, provincial, local or other governments, or their agencies or purchasers, reimbursers or trade customers.

The foregoing deductions shall be based on Licensee’s sales reporting system to the extent the same complies with Applicable Law.  All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated between such Licensed Product and other products of Licensee and its Affiliates and its Sublicensees (other than Third Party Distributors) such that such Licensed Product does not bear a disproportionate portion of such deductions.  Sales of a Licensed Product by and between Licensee and its Affiliates and its Sublicensees (other than Third Party Distributors) are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes; provided that (i) any resale by such Affiliate or Sublicensee to a Third Party Distributor or to a Third Party for end use, shall be included in Net Sales even if such Third Party Distributor is granted a sublicense and (ii) the resale of Licensed Products by a Third Party Distributor shall be excluded from Net Sales even if such Third Party Distributor is a Sublicensee.  Compassionate use, “named patient sales”, sales made in connection with clinical trials and product donations shall be excluded from Net Sales calculations for all purposes.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

If a Bundled Product is sold by Licensee, its Affiliates or its Sublicensees (other than Third Party Distributors), then the Net Sales of such Licensed Product, for the purposes of determining royalty and sales-based milestone payments, shall be determined on a country by country basis by multiplying the Net Sales of the Bundled Product in such country by the fraction, A/(A+B) where A is the sales-volume-weighted average sale price in that country of such Licensed Product in the previous Calendar Year when sold separately and B is the sales-volume-weighted average sale price in that country in the previous Calendar Year of the other product sold separately.  In the event that such average sale price cannot be determined for either such Licensed Product or the other product in the Bundled Product, then, for purposes of determining the royalty payments due in respect of such Licensed Product, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in the Bundled Product to the total fair market value of such Bundled Product.

In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

If Licensee, its Affiliates or its Sublicensees (other than Third Party Distributors) separately sells in such country, (a) a Mono Product and (b) products containing as their sole active ingredient the Other Component in such Combination Product, then the Net Sales attributable to such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is Licensee’s (or its Affiliate’s or its Sublicensee’s) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country and B is Licensee’s (or its Affiliate’s or its Sublicensee’s, as applicable) average Net Sales price during the period to which the Net Sales calculation applies in such country, for products that contain as their sole active ingredient the Other Component in such Combination Product.

If Licensee, its Affiliate or its Sublicensee (other than Third Party Distributors) separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredient the Other Component in such Combination Product, then the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is Licensee’s (or its Affiliate’s or its Sublicensee’s) average Net Sales price during the period to which the Net Sales calculation applies for the Mono Product in such country and C is Licensee’s (or its Affiliate’s or its Sublicensee’s) average Net Sales price in such country during the period to which the Net Sales calculation applies for such Combination Product.

If Licensee, its Affiliates and its Sublicensees (other than Third Party Distributors) do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredient the Other Component in such Combination Product, then the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction (D-E)/D where: D is the average Net Sales price during the period to which the Net Sales calculation applies for such Combination Product in such country and E is the average Net Sales price during the period to which the Net Sales calculation applies for products that contain as their sole active ingredient the Other Component in such Combination Product.

If Licensee, its Affiliates and its Sublicensees (other than Third Party Distributors) do not separately sell in such country either the Mono Product or any product containing as its sole active ingredient the Other Component in such Combination Product, then the Net Sales attributable to such Combination Product shall be determined by the Parties in good faith based on the relative fair market value of such Mono Product and such Other Components.

1.97.“Non-Initiating Party” has the meaning set forth in Section 7.3.3 (Cooperation).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.98.“Non-Lead Product” has the meaning set forth in Section 6.2.2 (Non-Lead Products).

1.99. “Other Components” means any other active ingredients in a Combination Product besides the Licensed Compound.

1.100.“Party” and “Parties” have the meaning set forth in the preamble hereto.

1.101.“Patents” means:  (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents, innovation patents and design patents and certificates of invention; and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)).

1.102.“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.103.“Phase 1 Clinical Trial” means a human clinical trial for pharmacological effect of a product or that would otherwise satisfy the requirements of §21 C.F.R. 312.21(a), or an equivalent clinical trial in a country other than the United States.

1.104.“Phase 2 Clinical Trial” means a human clinical trial for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied or that otherwise is described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country other than the United States.

1.105.“Phase 3 Clinical Trial” means a human clinical trial that is intended to gather the additional information about whether a product is safe and effective that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country other than the United States.

1.106.“POC Trial” means the first proof of concept [***] that meets the POC Trial Criteria.

1.107.“POC Trial Criteria” means the criteria for the POC Trial developed by [***] and provided to the JRC for [***] pursuant to Section 3.7.2 (POC Trial Criteria Review).

1.108.“Portfolio Compounds” means (i) the [***], (ii) [***] or identified on Schedule 1.108 (Specified Compounds) and (iii) [***].

1.109.“Preliminary Data Package” means, with respect to a Licensed Compound (or any Licensed Product containing such Licensed Compound), a package containing, to the extent available based on the stage of development, [***].

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.110.“Primary Designated Compound” has the meaning set forth in Section 3.5.2 (Back-Up Compounds).

1.111.“Product Patent” means a Janssen Patent that Covers a Designated Compound, a Licensed Compound or a Licensed Product.

1.112.“Product-Specific Third Party Agreements” means, with respect to a Licensed Compound or Licensed Product, any agreement entered into by and between Licensee or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, that is related to Exploiting such Licensed Compound or Licensed Product in the Field in the Territory, including (i) any agreement pursuant to which Licensee or its Affiliates receives any license or other rights to Exploit such Licensed Compound or Licensed Product, (ii) supply agreements pursuant to which Licensee or its Affiliates obtain or may obtain quantities of such Licensed Compound or Licensed Product, (iii) clinical trial agreements, (iv) contract research organization agreements and (v) other service agreements.

1.113.“Promotion” means the conduct of activities ordinarily undertaken by a pharmaceutical company’s field sales representatives in the Territory aimed at encouraging the approved use of a pharmaceutical product.  When used as a verb, “Promoting” means to engage in any of the foregoing activities.

1.114. “Reduction Floor” has the meaning set forth in Section 6.3.4 (Maximum Amount of Royalty Reduction).

1.115.“Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (iii) labeling approval.

1.116.“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to Development, Manufacturing, marketing, commercialization, reimbursement or pricing of a Licensed Product in the Territory, including the FDA in the United States and the EMA in the European Union.

1.117.“Regulatory Documentation” means: all (i) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to Development Candidates, Licensed Compounds or Licensed Products.

1.118.“Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity or any other applicable marketing or data exclusivity, including any such periods listed in the FDA’s Orange Book or any such periods under national implementations in the EU of Article 10 of

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Directive 2001/83/ED, Article 14(11) of Parliament and Council Regulation (EC) No. 726/2004, Parliament and Council Regulation (ED) No. 141/2000 on orphan medicines, Parliament and Council Regulation (ED) No. 1901/2006 on medicinal products for pediatric use and all international equivalents of any of the foregoing.

1.119.“Research Plan” means the written plan describing the [***] to be conducted by Licensee with respect to [***] as described in Section 3.2 (Research Performance).

1.120.“Research Term” means the period commencing on the Effective Date and, unless the Agreement is earlier terminated by a Party pursuant to Article 11 (Term and Termination), ending on the later to occur of (i) the date that is three years after the Effective Date and (ii) the date that is established under Section 3.6 (Research Term) below as the end of the applicable extension period.

1.121.“Responsible Party” has the meaning set forth in Section 7.2.3 (Information and Cooperation).

1.122.“[***]” has the meaning set forth in Section 2.7.1 ([***] Compounds and [***] Products).

1.123.“[***] Agreement” has the meaning set forth in Section 2.7.4 ([***] Agreement).

1.124.“[***] Compound” has the meaning set forth in Section 2.7.1 ([***] Compounds and [***] Products).

1.125.“[***] Election Notice” has the meaning set forth in Section 2.7.3 ([***] Exercise).

1.126.“[***] Exercise Period” has the meaning set forth in Section 2.7.3 ([***] Exercise).

1.127.“[***] Negotiation Period” has the meaning set forth in Section 2.7.4 ([***] Agreement).

1.128.“[***] Notice” has the meaning set forth in Section 2.7.2 (Delivery of [***] Notice).

1.129.“[***] Product” has the meaning set forth in Section 2.7.1 ([***] Compounds and [***] Products).

1.130.“[***] Term” has the meaning set forth in Section 2.7.1 ([***] Compounds and [***] Products).

1.131.“Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of: (i) there ceasing to be a Valid Claim of a Janssen Patent in such country that Covers a Licensed Product or a Licensed Compound contained in such Licensed Product as a composition of matter or as a method of treatment included in the label of such Licensed Product; (ii) the expiration of Regulatory Exclusivity Period in such country for such Licensed Product; and (iii) the 10th anniversary of the First Commercial Sale of such Licensed Product in such country.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.132.“Second Extension Fee” has the meaning set forth in Section 3.6 (Research Term).

1.133.“Sublicensee” means a Person, other than an Affiliate, that is, directly or indirectly, granted a sublicense under any of the licenses or other rights granted to Licensee in Section 2.1 (Grants to Licensee), as provided in Section 2.4 (Sublicenses).

1.134.“Term” has the meaning set forth in Section 11.1 (Term and Expiration).

1.135.“Territory” means the entire world.

1.136.“Third Party” means any Person other than Janssen, Licensee and their respective Affiliates.

1.137.“Third Party Claims” has the meaning set forth in Section 10.1 (Indemnification of Janssen).

1.138.“Third Party Distributor” means any Third Party appointed by Licensee or any of its Affiliates or Sublicensees to distribute, market and sell any Licensed Product, with or without packaging rights, in one or more countries in the Territory, in circumstances where such Third Party purchases its requirements of, and takes title to, Licensed Product from Licensee or its Affiliates or Sublicensees for resale but does not make any royalty or profit share payment to Licensee or its Affiliates or Sublicensees with respect to its resale of such Licensed Product.

1.139.“Third Party License” has the meaning set forth in Section 6.3.3 (Reductions).

1.140.“Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.141.“United States” or “U.S.” means the United States of America and its territories and possessions.

1.142.“Unspecified Compounds” means all compounds targeting [***] that are generically encompassed by the claims of, and are Covered by, the [***], but that are not (i) the [***] or (ii) [***] or identified on [***] (Specified Compounds).

1.143.“UPC” has the meaning set forth in Section 7.6 (EU Unitary Patent System).

1.144.“Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that under this clause (ii) such claim has not been pending for more than five (5) years from the start of priority date, and provided, further,

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

if such pending claim with a pendency period of five years or longer subsequently issues, then it will be considered a Valid Claim upon issuance.

Article 2
GRANT OF RIGHTS

2.1	Grants to Licensee.

2.1.1Research Term License.  Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee for the duration of the Research Term only (i) [***] license (even as to Janssen, but subject to Section 2.5 (Retention of Rights; No Other Rights Granted) and Section 2.7 ([***])) under the [***] and (ii) [***] license under the other [***], in each case ((i) and (ii)), with a right to grant sublicenses in accordance with Section 2.4 (Sublicenses), solely for Licensee to [***], and [***] in the Field in the Territory.

2.1.2Derivatives License.  Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee for the duration of the Research Term (i) [***] license (even as to Janssen, but subject to Section 2.5 (Retention of Rights; No Other Rights Granted) and Section 2.7 ([***])) under the [***] and [***] and (ii) [***] license under the other [***], in each case ((i) and (ii)), with a right to grant sublicenses in accordance with Section 2.4 (Sublicenses), [***] and to [***] pursuant to Section 3.5 (Selection of Designated Compounds) in accordance with Section 3.4 (Derivatives).

2.1.3Licensed Compound License.  Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee, (i) for the duration of the Term, [***] license (even as to Janssen, but subject to Section 2.5 (Retention of Rights; No Other Rights Granted) and Section 2.7 ([***])) under the [***] and (ii) [***] license under the other [***], in each case ((i) and (ii)), with a right to grant sublicenses in accordance with Section 2.4 (Sublicenses), to Exploit Licensed Compounds and Licensed Products in the Field in the Territory.

2.1.4Declined Compound License.  Subject to the terms and conditions of this Agreement, Janssen hereby grants to Licensee [***] license, without the right to grant sublicenses except to contract research organizations conducting research on behalf of Licensee, under the Janssen Technology, to use any [***] (or Compound Form thereof) solely: (i) in the [***] of the Licensed Compounds and Licensed Products; (ii) to perform its obligations under this Agreement; and (iii) [***] (including the right to use contract research organizations to conduct research on its behalf).

2.2	Limitations to License Grant. The licenses granted in Section 2.1 (Grants to Licensee) are subject to the following limitations:

2.2.1in the case of any Licensed Product that is a [***], the license in Section 2.1.3 (Licensed Compound License) [***] to the extent that it Covers (in the case of Patents) or is directed to (in the case of other Janssen Technology) [***], but includes a license under any [***] to the extent that it Covers (in the case of Patents) or is directed to (in the case of other Janssen Technology) [***]

2.2.2notwithstanding the exclusivity provided for in Section 2.1 (Grants to Licensee), the licenses granted in Section 2.1 (Grants to Licensee) shall be [***] in the business of Janssen and its Affiliates and that is not [***] any Licensed Compound, Licensed Product or Combination Product.

2.3

Grant to Janssen.  Subject to the terms and conditions of this Agreement, Licensee hereby grants to Janssen and its Affiliates, after expiration of the Research Term, [***] (subject to Licensee’s rights under Section 2.1.4 (Declined Compound License)), royalty-free, fully paid-up license,

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

with the right to grant sublicenses (through multiple tiers), under the [***] and any Compound Forms thereof and products containing any such [***].
2.4

Sublicenses.  Subject to Section 2.7 ([***]), Licensee shall have the right to grant sublicenses (through multiple tiers) (i) under the licenses granted in Section 2.1.1 (Research Term License) and Section 2.1.2 (Derivatives License) during the Research Term to subcontractors; provided that such sublicenses are entered into in accordance with Section 2.6 (Subcontracting) and (ii) under the license granted in Section 2.1.3 (Licensed Compound License) with respect to Licensed Compounds and Licensed Products.  Any sublicense granted by Licensee under this Section 2.4 (Sublicenses) shall be consistent with, and expressly made subject to, the terms and conditions of this Agreement including Section 2.7 ([***]).  Licensee hereby guarantees the performance of its Affiliates and permitted Sublicensees and the grant of any such sublicense shall not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee.  Licensee shall provide to Janssen a copy of any sublicense agreement executed by Licensee or any of its Affiliates that includes [***] within [***] days after its execution; provided that such sublicense agreement may [***].  If the licenses granted to Licensee under Section 2.1.1 (Research Term License), Section 2.1.2 (Derivatives License), or Section 2.1.3 (Licensed Compound License) are terminated pursuant to Article 11 (Term and Termination), then, at the written request of any Sublicensee (other than a [***]), [***] that is sublicensed to such Sublicensee of the [***] as set forth in such sublicense agreement between Licensee and such Sublicensee; provided, however, that (a) such Sublicensee undertakes to perform in all respects its obligations under the applicable sublicense agreement, (b) such direct license agreement would not impose on Janssen [***] under this Agreement, and (c) the direct license agreement would require such Sublicensee to [***] as a result of such Sublicensee’s performance under the sublicense agreement.

2.5	Retention of Rights; No Other Rights Granted.

2.5.1Retained Rights of Janssen.  Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted to or reserved by Janssen pursuant to any other term or condition of this Agreement, Janssen hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) rights in and to the Janssen Technology, in each case, (i) to perform its obligations under this Agreement; (ii) to conduct [***] with respect to any [***] other than a Licensed Compound; and (iii) to conduct [***].

2.5.2Retained Rights of Licensee. Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted to or reserved by Licensee pursuant to any other term or condition of this Agreement, Licensee hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) rights in and to the Licensee Foreground Know-How and Licensee Foreground Patents, in each case, to use [***] and Compound Forms thereof (i) in the [***] of Licensed Compounds and Licensed Products; (ii) to perform its obligations under this Agreement; and (iii) to conduct [***].

2.5.3No Other Rights Granted.  Except as expressly provided in this Agreement (including in Section 2.7 ([***])), and without limitation of Section 2.5.1 (Retained Rights of Janssen) or Section 2.5.2 (Retained Rights of Licensee), each Party specifically reserves all rights not expressly granted to the other Party and grants no other right or license not expressly granted herein.

2.6

Subcontracting.  Licensee may subcontract with a Third Party to perform services in connection with its performance of its obligations and exercise of its rights under this Agreement (including contract research organizations, contract manufacturers and academic collaborators); provided that (i) no such permitted subcontracting shall relieve Licensee of obligations hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and (ii) the agreement pursuant to

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

which Licensee engages any Third Party subcontractor must (a) be consistent in all material respects with this Agreement and (b) obligate such subcontractor to comply with terms substantially similar to the confidentiality, intellectual property and other relevant provisions of this Agreement.

2.7	[***].

2.7.1[***] Compounds and [***] Products.  Subject to Section 2.7.6 ([***] Limitations), with respect to each Licensed Compound Developed by or on behalf of Licensee, its Affiliates or Sublicensees for [***] (any such Licensed Compound, a “[***] Compound” and any Licensed Product containing such [***] Compound (or Compound Form thereof), a “[***] Product”), during the period beginning on the Effective Date and continuing until the date that is [***] days following [***] for the applicable [***] Product in a Major Market (such period, the “[***] Term”), Janssen shall have [***] with Licensee to (i) [***] from Licensee [***] (ii) [***] from Licensee [***], in each case ((i) and (ii)), to [***] such [***] (and Compound Forms thereof) and [***] in the Field in the Territory, before Licensee [***], any such [***] (and Compound Forms thereof) or [***] in the Field in the Territory as set forth in this Section 2.7 [***] (such right with respect to each [***].

2.7.2Delivery of [***] Notice.  Subject to Section 2.7.6 ([***] Limitations), if [***], any [***] (or any [***] containing such [***]) during the [***], then, in each case, Licensee shall so notify Janssen in writing and provide Janssen [***] with respect to such [***] (and any [***] Products containing such [***]) (such notice and the Preliminary Data Package, a “[***] Notice”).

2.7.3[***] Exercise.  Janssen may exercise a [***] with respect to a [***] Compound (and any [***] containing such [***]) by providing written notice to Licensee (a “[***] Election Notice”) at any time during the period commencing on the first date on which Janssen has received the [***] and ending [***] days thereafter (the “[***] Exercise Period”) with respect to such [***] opportunity.

2.7.4[***] Agreement.  If Janssen exercises a [***] with respect to a [***]  (and [***] containing such [***]) during the [***], then (i) within [***] days of Licensee’s receipt of the [***], Licensee will provide to Janssen a [***] with respect to such [***] (and any [***] containing such [***]) and will certify to Janssen that it has provided to Janssen the [***] and (ii) during the period [***] that Licensee certifies to Janssen that Licensee has provided the [***] to Janssen and ending [***] days thereafter (or such later date as may be mutually agreed by the Parties) (the “[***] Negotiation Period”), the Parties shall [***] in good faith the terms and conditions of an agreement pursuant to which Janssen or an Affiliate of Janssen would obtain the [***] such [***]  (and any [***] containing such [***]) in the Field in the Territory (a “[***] Agreement”).

2.7.5Janssen Failure to Exercise.  Subject to Section 2.7.7 ([***]), if (i) Janssen does not deliver a [***] to Licensee with respect to any [***] during the applicable [***] or (ii) Licensee and Janssen cannot agree on the terms of a [***] with respect to the applicable [***] (and [***] containing such [***]) during the applicable [***], then, in either case ((i) or (ii)), Licensee or its Affiliate, as applicable, shall be [***]; provided that, in the case of (ii) above, [***].

2.7.6[***] Limitations. The [***] granted to Janssen in this Section 2.7 ([***]) shall not be triggered by any [***] in circumstances in which [***]. In addition, the [***] granted to Janssen in this Section 2.7 ([***]) will not be triggered in the event of [***]; provided that in the event of any such [***], the [***] granted to Janssen in this Section 2.7 ([***]) shall survive for the benefit of Janssen.

2.7.7[***].  It is the intention of the Parties that in the event that Licensee [***] (or a Back-Up Compound thereto) (or [***] (or Back-Up Compound thereto)), [***] would be [***].

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Accordingly, notwithstanding the terms of Section 2.7.2 (Delivery of [***]) or Section 2.7.5 (Janssen’s Failure to Exercise), (i) Licensee may not deliver a [***] to Janssen with respect to [***] (or a Back-Up Compound thereto) or [***] (or Back-Up Compound thereto) prior to [***] (or a Back-Up Compound thereto) or [***] (or Back-Up Compound thereto) and (ii) if Janssen delivers a [***] to Licensee with respect [***] (or Back-Up Compound thereto) during the applicable [***], but Licensee and Janssen do not agree on [***] (or Back-Up Compound thereto) ([***] (or Back-Up Compound thereto)) during the applicable [***], then during any period that Licensee is engaged in [***] (or Back-Up Compound thereto) (or any [***] (or Back-Up Compound thereto)), at Janssen’s request, Licensee will continue to engage on a [***] with Janssen with respect to such [***].  During any such [***], Licensee shall promptly update the [***] delivered pursuant to Section 2.7.4 ([***]) to include [***] to the [***] that are generally [***].

2.8	Janssen Exclusivity.

2.8.1Research Term.  During the Research Term, Janssen shall not, directly or indirectly, Exploit (or license, authorize, appoint, engage or otherwise enable any Affiliate or Third Party to Exploit) any Portfolio Compound or any Derivative of any Portfolio Compound in the Field in the Territory other than (i) to perform its obligations under this Agreement; (ii) to [***] with respect to any [***] or [***] other than a Licensed Compound; and (iii) [***].

2.8.2Licensed Compounds.  During the Term, Janssen shall not, directly or indirectly, Exploit, or license, authorize, appoint, engage or otherwise enable any Affiliate or Third Party to Exploit, Licensed Compounds or Licensed Products in each case, in the Field in the Territory.

2.9

Licensee Exclusivity.  After the Research Term, Licensee shall not, directly or indirectly, [***] any [***], and Compound Forms thereof, other than (i) in the [***] Licensed Compounds and Licensed Products; (ii) to perform its obligations under this Agreement; and (iii) to conduct [***].

Article 3
DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES

3.1

Research and Development Program; Overview.  The principal goal of the program of research and Development under this Agreement is to identify, Develop and Commercialize Licensed Products as set forth below.   Janssen shall have no responsibility for conducting any activities in the Research Plan or Development Plans.

3.2

Research Performance.  The Research Plan shall consist solely of [***] activities directed to the identification of Development Candidates for designation as Designated Compounds as described below.  Within [***] days of the Effective Date, Licensee shall develop and adopt the Research Plan and shall provide such plan to Janssen, whereupon such plan shall be appended by the Parties to this Agreement as Schedule 3.2 (Research Plan); provided that activities under the Research Plan will be consistent with the terms of this Agreement.  Licensee shall be responsible for all costs and expenses in connection with the conduct of such research activities.

3.3

Research Reports.  On a semi-annual basis in each Calendar Year during the Research Term, Licensee shall provide to Janssen [***] reports of the research activities with respect to the Portfolio Compounds that it has performed, or caused to be performed, since the preceding report, which reports shall be in the same format as Licensee produces in the ordinary course of business for similar programs conducted by Licensee.

3.4	Derivatives. During the Research Term, subject to the terms and conditions of this Agreement, Licensee may make Derivatives of any Portfolio Compound for the purpose of identifying

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

potential compounds for designation as Designated Compounds pursuant to Section 3.5.1 (Notice; Fee) and for the purpose of Developing Licensed Compounds and Licensed Products.
3.5	Selection of Designated Compounds.

3.5.1Notice; Fee.  During the Research Term, Licensee shall have the right to designate [***] in accordance with the terms of this Section 3.5.1 (Notice; Fee).  Licensee may designate any [***] by providing a written notice to Janssen (each such notice, a “Designation Notice”) that sets forth [***] and [***] with respect to such [***]; provided that, in the case of an [***], Licensee shall include in the applicable Designation Notice the [***] and the [***] demonstrating that such [***] meets the [***] each as set forth in Schedule 3.5.1 (the “Designation Criteria”).  In addition, notwithstanding its failure to meet the Designation Criteria, Janssen [***], following Licensee’s request for such designation, confirm that Licensee may designate as a Designated Compound any [***] (each a “Janssen Designated Compound Confirmation”).  Upon receipt by Janssen of (i) a Designation Notice and the Designation Fee for any [***] (which notice, for any [***], will include the applicable [***]), and (ii) the Designation Fee for any [***], but that Janssen has confirmed in a Janssen Designated Compound Confirmation that such [***] for purposes of this Agreement, and in each case ((i) and (ii)), the applicable compound shall become a “Designated Compound” under this Agreement; provided that the Designation Fee will not be payable with respect to the [***], but will be payable with respect to any other [***], whether such compound is a [***].  Subject to Section 3.5.2 (Back-Up Compounds) and Section 3.7.1 (Initial Adoption of Lead Compound Development Plans), within [***] months following designation of a [***] as a Designated Compound, Licensee shall develop and adopt a [***].

3.5.2Back-Up Compounds.  Licensee may, in its discretion, at any time during the Research Term, designate in accordance with Section 3.5.1 (Notice; Fee) [***] Designated Compounds as Back-Up Compounds with respect to any other Designated Compound (such Designated Compound, a “Primary Designated Compound”).  If, at any time during the Term Licensee reasonably determines in good faith that the Development of a [***] has not yielded sufficient progress and that Development activities with respect to such Primary Designated Compound should be discontinued, then Licensee shall use Commercially Reasonable Efforts to designate one of the [***], and such [***] will thereafter be considered a [***]; provided that [***].  If the Parties agree upon a Development Plan for a Back-Up Compound for [***], then all provisions of this Agreement that relate specifically to [***], including Section 3.7 (Development Plans and Performance) and Section 11.2.3 (Termination without Cause by Licensee), will thereafter relate to such [***].  In each case, following substitution of a given [***] for the corresponding [***], the discontinued [***] will thereafter be considered to be a [***] for such new [***].  The Development diligence obligations set forth in Section 3.8 (Development Diligence) and the Commercialization diligence obligations set forth in Section 3.13.1 (Commercialization Diligence) will not apply to any [***] unless and until Licensee designates a particular [***] as a [***], and Licensee will not be required to [***] with respect to any [***] until such time.

3.5.3Conclusion of Research Term; Declined Compounds.  Any [***] or [***] not designated by Licensee as a Designated Compound (either as a [***] or as a [***]) by the end of the Research Term and any Compound Form of such [***] or [***] shall automatically become a “Declined Compound.”  Other than with respect to any Back-Up Compound, Licensee’s rights to designate any Development Candidate as a Designated Compound shall automatically expire upon the expiration of the [***]. Without limitation to other reporting obligations set forth in this Article 3 (Development, Regulatory and Commercialization Activities), at the end of the Research Term, Licensee shall provide to Janssen a [***] that it identified, discovered, researched or otherwise Developed during the Research Term, but did not designate as a Designated Compound.  In addition, Licensee shall use reasonable efforts deliver to Janssen any [***] in its possession with respect to such [***] within [***] months of the completion of the Research Term.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.6

Research Term.  If Licensee has used Commercially Reasonable Efforts to perform research activities with respect to the [***] during the Research Term but [***], then Licensee may elect, on a year-by-year basis, by providing written notice thereof to Janssen, to extend the Research Term for a total of up to two additional years as follows.  For the first year that the Research Term is extended pursuant to the preceding sentence (i.e., the Research Term is extended through the date that is the fourth anniversary of the Effective Date), Licensee shall make a non-refundable payment to Janssen of [***] (the “First Extension Fee”).  For the second year that the Research Term is extended pursuant to the first sentence of this Section 3.6 (Research Term) (i.e., the Research Term is extended through the date that is the fifth anniversary of the Effective Date), Licensee shall make a non-refundable payment to Janssen of [***] paid by Licensee to Janssen with respect to designations made subsequent to payment of the First Extension Fee (the “Second Extension Fee”).   Any election to extend the Research Term must be made prior to the end of the then-current Research Term.  The First Extension Fee and the Second Extension Fee shall each be paid in the manner specified in Section 6.5 (Mode of Payment) no later than [***] Business Days after Licensee provides its written notice of extension to Janssen.

3.7	Development Plans and Performance.

3.7.1Initial Adoption of Lead Compound Development Plans.  The [***] Development Plan is set forth on Schedule 3.7.1 ([***] Development Plan).  Within [***] months after the Effective Date, [***] shall develop a Development Plan for [***] and shall adopt such plan upon written notice and provision thereof to [***].

3.7.2POC Trial Criteria Review.  No later than [***] days prior to the filing of the first IND for a Licensed Product containing [***] or any Compound Form thereof, Licensee will develop the POC Trial Criteria for such Licensed Product, present such criteria to the JRC for its [***] in accordance with Section 5.1.2 (JRC Responsibilities) and [***]. Licensee shall be solely responsible for [***] the POC Trial in a manner consistent with the POC Trial Criteria last presented to the JRC.

3.7.3Updates to Development Plans.  Licensee shall have the right to update or amend any Development Plan upon [***]; provided that Licensee will provide to the JRC for its [***] drafts of any updates or amendments to the [***] Development Plan and will consider such comments in good faith.  Notwithstanding the foregoing, in no event may Licensee amend or update any Development Plan in a manner that imposes obligations on Janssen or is inconsistent with Licensee’s obligations under Section 3.8 (Development Diligence).

3.7.4Performance.  For each Designated Compound, Licensee shall use Commercially Reasonable Efforts to perform or cause to be performed the activities provided for in the Development Plan for such Designated Compound.

3.8	Development Diligence. Subject to Section 3.5.2 (Back-Up Compounds), Licensee shall use Commercially Reasonable Efforts to (i) [***] and (ii) [***].
3.9

Development Costs. Licensee shall be responsible for all costs and expenses incurred in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products.

3.10

Development Reports.  On a semi-annual basis in each Calendar Year during which Licensee or its Affiliate or Sublicensee is performing Development activities with respect to any Licensed Compound or Licensed Product under any Development Plan, Licensee shall, or shall cause such Affiliate or Sublicensee to, provide to Janssen [***] reports of such Development activities it has performed, or caused to be performed, since the preceding report (including all regulatory activities), which

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

reports shall be in the same format as Licensee or such Affiliate or Sublicensee produces in the ordinary course of business for similar programs conducted by Licensee or such Affiliate or Sublicensee.  Each such report shall contain sufficient detail to enable Janssen to assess Licensee’s compliance with its obligations set forth in Section 3.8 (Development Diligence).

3.11

Records.  Licensee shall, and shall cause its Affiliates and its Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to the conduct of activities under the Research Plan and the Development of Licensed Compounds and Licensed Products hereunder.  Such books and records shall (i) be appropriate for patent and regulatory purposes, (ii) be in compliance with Applicable Law, (iii) properly reflect all work done and results achieved in the performance of such activities hereunder and (iv) be retained by Licensee for at least [***] years after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.

3.12	Regulatory Activities.

3.12.1Regulatory Approvals.

(i)

Drug Approval Applications.  As between the Parties and except as otherwise set forth in this Agreement, Licensee shall have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities, for Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities).

(ii)

Licensee Regulatory Documentation.  Subject to the terms and conditions of this Agreement, Janssen shall and hereby does transfer and assign to Licensee, and Licensee hereby receives and assumes from Janssen, all of Janssen’s rights, title and interests in and to the [***].  Janssen will promptly submit all filings, letters and other documentation to the applicable Regulatory Authority necessary to effect such assignment and transfer of the [***]. Except to the extent prohibited by Applicable Law, or as provided in Section 11.4 (Consequences of Termination), all Regulatory Documentation (including all Regulatory Approvals) for the Licensed Compounds or Licensed Products with respect to the Territory developed or generated by or granted to Licensee, its Affiliates or its Sublicensees or granted to Licensee, its Affiliates or its Sublicensees after the Effective Date shall be owned by and shall be the sole property and held in the name of, Licensee or its designated Affiliate or Sublicensee (together with the IND for JNJ7414 assigned by Janssen to Licensee, the “Licensee Regulatory Documentation”).

3.13	Commercialization.

3.13.1Commercialization Diligence.  Licensee shall be solely responsible for Commercialization of the Licensed Products throughout the Territory at Licensee’s own cost and expense.  For each Licensed Product that obtains Regulatory Approval in any Major Market, Licensee shall use Commercially Reasonable Efforts to Commercialize such Licensed Product in such Major Market.

3.13.2Commercialization Reports.  On a [***] basis in each Calendar Year during which Licensee or its Affiliate or Sublicensee is performing Commercialization activities with respect to any Licensed Compound or Licensed Product, Licensee shall provide, or shall cause such Affiliate or Sublicensee, as applicable, to provide to Janssen [***] reports of such Commercialization activities it has performed, or caused to be performed, since the preceding report, which reports shall be in the same format as Licensee or such Affiliate or Sublicensee produces in the ordinary course of business

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

for similar programs conducted by Licensee or such Affiliate or Sublicensee.  Each such report shall contain sufficient detail to enable Janssen to assess Licensee’s compliance with its obligations set forth in Section 3.13.1 (Commercialization Diligence).

Article 4
Technology Disclosure and Transfer; Supply

4.1	Technology Disclosure and Transfer.

4.1.1In General.

(i)Disclosed Know-How.  Within [***] days of the Effective Date, Janssen shall disclose and make available to Licensee [***] of each Portfolio Compound set forth on Schedule 1.108 (Specified Compounds); and certain specified data available for certain Portfolio Compounds set forth in Schedule 4.1.1(i) (Disclosed Know-How) ([***] and data disclosed by Janssen to Licensee hereunder, the “Disclosed Know-How”).  Janssen shall make such Disclosed Know-How available to Licensee substantially in the form maintained by Janssen or in such other form as the Parties shall agree.

(ii)Licensed Materials.  Within [***] days of the Effective Date, Janssen shall transfer to Licensee the Materials in the quantities set forth on Schedule 4.1.1(ii) (Licensed Materials) (such Materials, together with any additional Materials disclosed or transferred by Janssen to Licensee hereunder, the “Licensed Materials”).  Janssen shall make such Licensed Materials available to Licensee substantially in the form maintained by Janssen or in such other form as the Parties shall agree.

(iii)Further Know-How.  Within [***] of the Effective Date,  Janssen and Licensee will cooperate as provided for in Section 4.1.3 (Related Cooperation) and Janssen will disclose and make available to Licensee during such [***] period [***] the data for the Portfolio Compounds set forth on Schedule 4.1.1(iii) (Further Know-How).  In addition, until the [***] anniversary of the Effective Date, if Licensee reasonably determines that there is material Information within the Janssen Know-How with respect to any Portfolio Compound set forth on Schedule 1.108 (Specified Compounds) in Janssen’s possession that has not been provided pursuant to Schedule 4.1.1(i) (Disclosed Know-How) or Schedule 4.1.1(iii) (Further Know-How) that is necessary or useful for Licensee to Exploit such Portfolio Compound in accordance with this Agreement, then Licensee may notify Janssen, and Janssen will use reasonable commercial efforts to promptly disclose and make available to Licensee such Information in substantially the form such Information is maintained (e.g., as reports or raw data as applicable) by Janssen; provided that Janssen is under no obligation to provide any such requested Information that cannot be located after using reasonable efforts.  Any Information that is provided under this Section 4.1.1(iii) (Further Know-How) shall thereafter be considered “Disclosed Know-How” for purposes of this Agreement.

4.1.2Licensed Materials Disclaimer.  Licensee acknowledges that compounds, reagents and other materials supplied by Janssen hereunder are experimental in nature and provided as is, without any warranties as to merchantability or fitness for a particular purpose, including [***] (Licensed Materials).  Licensee further acknowledges that all of such materials’ properties or characteristics are not known, and agrees that it shall use such materials with reasonable care and shall assume responsibility for any losses or injuries incurred by it or its Affiliates or subcontractors or Sublicensees through use of such materials.

4.1.3Related Cooperation.  Representatives from each Party’s scientific organizations will reasonably cooperate with each other to facilitate the transfer of Disclosed Know-How and Licensed Materials as set forth in Section 4.1.1 (In General). Without limiting the generality of the

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

foregoing, during the [***] period referred to in Section 4.1.1(iii) (Further Know-How) and for a [***] day period thereafter, and for no more than a cumulative total of [***], at no cost to Licensee, Janssen shall provide reasonable assistance requested by Licensee to facilitate its understanding of the Disclosed Know-How by making appropriate personnel of Janssen reasonably available for meetings at applicable Janssen facilities or teleconferences and e-mail communications regarding the Disclosed Know-How and the Licensed Materials.  Licensee acknowledges that such cooperation shall not require Janssen to conduct any research or development activities or generate any information or materials.  Each Party shall designate an employee to serve as the primary point of contact between the Parties in relation to any questions raised by Licensee pursuant to this Section 4.1.3 (Related Cooperation).

4.1.4Return of Janssen Know-How and Licensed Materials.  Upon expiration of the Research Term, Licensee shall return to Janssen (or destroy and confirm such destruction in writing) all Janssen Know-How in its possession or Control that is reasonably necessary or useful for the Development of any Portfolio Compound, other than Janssen Know-How that pertains specifically to or is reasonably necessary or useful for the Exploitation of any Licensed Compounds and Licensed Products.

4.2

Manufacture and Supply.  Following the Effective Date, Licensee shall be solely responsible, itself and through its Affiliates and Sublicensees at their own expense, for Manufacturing or having Manufactured Development Candidates, Licensed Compounds and Licensed Products.

Article 5
JOINT REVIEW COMMITTEE

5.1	Joint Review Committee.

5.1.1Establishment of Joint Review Committee.  Promptly after the Effective Date, the Parties shall establish a joint committee (the “Joint Review Committee” or “JRC”), which shall consist of two representatives from each of the Parties.  From time-to-time, each Party may substitute one or more of its representatives to the JRC upon written notice to the other Party.  Licensee shall select from its representatives the chairperson for the JRC, which chairperson may be changed from time-to-time upon written notice to Janssen. The chairperson shall perform administrative tasks required to facilitate efficient operation of the JRC.

5.1.2JRC Responsibilities.  The JRC shall [***].  The purpose of the JRC shall be to [***] Licensee’s conduct of activities in relation to the Research Plan and Development activities with respect to Licensed Compounds, including progress under the Research Plan, Development Plans and this Agreement.  Without limiting the generality of the foregoing, the JRC shall [***] (i) the [***]; (ii) the [***]; and (iii) updates and amendments to the [***]; provided that Licensee [***].  In addition, the JRC will provide [***] contained in the research reports provided by Licensee pursuant to Section 3.3 (Research Reports) and Development reports provided by Licensee pursuant to Section 3.10 (Development Reports), to the extent the research and Development activities contained in such reports pertain to Portfolio Compounds, Licensed Compounds or Licensed Products (as applicable).

5.1.3Meetings.  The JRC shall meet two times per Calendar Year or as otherwise agreed to by the Parties. Representatives of the Parties on the JRC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants.  The chairperson of the JRC shall be responsible for calling meetings on no less than 20 Business Days’ notice unless exigent circumstances require shorter notice.  The chairperson shall set agendas for such meetings, taking account of any inputs or proposals made by Janssen with respect to such agendas.  Each Contact Person or other employees or consultants of a Party who are not representatives of the Parties on the JRC may attend meetings of the JRC; provided, however, that such

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

attendees are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 8 (Confidentiality and Non-Disclosure).

5.1.4Expenses.  Each Party shall bear all its own costs, including expenses incurred by its JRC members or by any additional non-member participants of such Party in connection with their attendance at JRC meetings and other activities related to the JRC.

5.1.5No Authority to Modify Agreement.  The JRC shall have no authority to modify any provision set forth in the body or in any Schedule of this Agreement, including any payment conditions or terms, periods for performance, or obligations of the Parties as set forth in this Agreement, which may be modified only by written agreement of the Parties.

5.1.6Discontinuation; Disbandment; Annual Reports.  The JRC shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the JRC; or (ii) Janssen providing to Licensee written notice of its intention to disband the JRC.  Upon the occurrence of any of the foregoing, (a) the JRC shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties and (b) any requirement of a Party to provide Information or other materials to the JRC shall be deemed a requirement to provide such Information or other materials to the other Party.

5.2

Contact Persons.  Each Party shall appoint a person who shall oversee contact between the Parties for all matters relating to this Agreement (each, a “Contact Person”), which person may be replaced at any time upon written notice to the other Party.  Each Contact Person shall work together to manage and facilitate the communication between the Parties under this Agreement.  The Contact Persons shall not have decision-making authority with respect to any matter under this Agreement.

Article 6
PAYMENTS AND RECORDS

6.1	Upfront Payment. In partial consideration of the rights granted by Janssen to Licensee hereunder, Licensee shall pay Janssen the amount of $1,000,000 within 30 days following the Effective Date.
6.2

Milestones.  In partial consideration of the rights granted by Janssen to Licensee hereunder, Licensee shall pay to Janssen the following nonrefundable and noncreditable milestone payments, at the time and in the manner specified in Section 6.2.6 (Determination that Milestones Have Occurred and Timing of Payments).

6.2.1First Licensed Product. Upon the [***], Licensee shall pay to Janssen a one-time milestone payment of $[***]. Such milestone payment will be made in addition to the applicable milestone payment to be made by Licensee to Janssen upon the [***] pursuant to Section 6.2.2(i) (Non-Lead Products; Milestones) or a [***] pursuant to Section 6.2.3(i) (Lead Products; Milestones).  For example, if such Licensed Product is a [***], then Licensee would pay to Janssen a total of $[***] upon [***], and if such Licensed Product is a [***], then Licensee would pay to Janssen a total of $[***] upon such [***].

6.2.2Non-Lead Products.

(i)

Milestones.  On a Non-Lead Product by Non-Lead Product basis, Licensee shall pay to Janssen a milestone payment upon the achievement of each of the following milestone events for the first Licensed Product to achieve the applicable milestone that contains a particular Licensed

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Compound other than a Lead Compound (or any Compound Form thereof) or any Back-Up Compound (or any Compound Form thereof) with respect to which such Lead Compound is the Primary Designated Compound (each a “Non-Lead Product”).

TABLE 6.2.2(i) – Non-Lead Products
	EVENT	PAYMENT AMOUNT
(1)	[***]	$[***]
(2)	[***]	$[***]
(3)	[***]	$[***]
(4)	[***]	$[***]
(5)	[***]	$[***]
(6)	[***]	$[***]

(ii)

Product-by-Product Payment.  Subject to Section 6.2.2(iii) (One Payment per Compound) and Section 6.2.2(iv) (Subsequent Non-Lead Products), each milestone payment in Section 6.2.2(i) (Milestones) shall be payable on a Non-Lead Product-by-Non-Lead Product basis based on the first achievement of such milestone for each applicable Non-Lead Product.

(iii)

One Payment per Compound.  The Parties recognize that different Non-Lead Products may contain the same Licensed Compound.  Notwithstanding anything to the contrary in Section 6.2.2(i) (Milestones) or 6.2.2(ii) (Product-by-Product Payment), the Parties agree that the milestones in Section 6.2.2(i) (Milestones) ((1) through (6), inclusive) shall be payable only once with respect to each distinct Licensed Compound (or Compound Form thereof) regardless of the number of Non-Lead Products containing such Licensed Compound (or Compound Form thereof).

(iv)

[***].  Notwithstanding anything to the contrary in Section 6.2.2(i) (Milestones), Section 6.2.2(ii) (Product-by-Product Payment), and Section 6.2.2(iii) (One Payment per Compound), Milestone (1) ([***]) and Milestone (2) ([***]) set forth in Table 6.2.2(i) will not be owed with respect to Non-Lead Products containing a second or any subsequent Licensed Compound unless, at the time of designation of the applicable second or subsequent Licensed Compound pursuant to Section 3.5 (Selection of Designated Compounds), there is at least [***] remaining on any Janssen Patent Covering the composition of matter of such second or subsequent Licensed Compound, not taking into account the availability of any [***].

6.2.3Lead Products.

(i)	Milestones. On a Lead Product-by-Lead Product basis, Licensee shall pay to Janssen a milestone payment upon the achievement of certain milestone events for the first

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Licensed Product to achieve the applicable milestone that contains each Lead Compound (or any Compound Form thereof) (i.e., each of (a) [***] and Compound Forms thereof and (b) [***] and Compound Forms thereof) or, in each case ((a) and (b)), any Back-Up Compound (or any Compound Form thereof) with respect to which such Lead Compound is the Primary Designated Compound (each a “Lead Product”).  Licensee shall pay to Janssen the milestone payments set forth in Table 6.2.3(i) upon Licensee’s achievement of the applicable events set forth in such table for the applicable Lead Product.

TABLE 6.2.3(i) – Lead Products
	EVENT	PAYMENT AMOUNT
(1)	[***]	$[***]
(2)(a)	[***]	$[***]
(2)(b)	[***]	$[***]
(3)(a)	[***]	$[***]
(3)(b)	[***]	$[***]
(4)	[***]	$[***]
(5)	[***]	$[***]
(6)	[***]	$[***]

(ii)

Product-by-Product Payment.  Subject to Section 6.2.3(iii) (One Payment per Compound), each milestone payment in Section 6.2.3(i) (Milestones) shall be payable on a Lead Product-by-Lead Product basis based on the first achievement of such milestone for each applicable Lead Product.

(iii)

One Payment per Compound.  The Parties recognize that different Lead Products may contain the same Lead Compound. Notwithstanding anything to the contrary in Section 6.2.3(i) (Milestones) and Section 6.2.3(ii) (Product-by-Product Payment), the Parties agree that the milestones in Section 6.2.3(i) (Milestones) ((1) through (6), inclusive) shall be payable only once with respect to each distinct Lead Compound (or Compound Form thereof) (i.e., each of (a) [***] and Compound Forms thereof and (b) [***] and Compound Forms thereof) or, in each case ((a) and (b)), any Back-Up Compound (or Compound Form thereof) with respect to which such Lead Compound is the Primary Designated Compound, regardless of the number of Lead Products containing such Lead Compound (or Compound Form thereof) or Back-Up Compound (or Compound Form thereof).

6.2.4Sales Milestones.  In partial consideration of the license rights granted by Janssen to Licensee hereunder, Licensee shall pay to Janssen sales milestone payments with respect to each Licensed Product, as follows:

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i)	in the event that the aggregate of all Net Sales of a Licensed Product in a given Calendar Year during the Royalty Term exceeds [***] ($[***]), then Licensee shall pay to Janssen [***] ($[***]);
(ii)	in the event that the aggregate of all Net Sales of a Licensed Product in a given Calendar Year during the Royalty Term exceeds [***] ($[***]), then Licensee shall pay to Janssen [***] ($[***]); and
(iii)	in the event that the aggregate of all Net Sales of a Licensed Product in a given Calendar Year during the Royalty Term exceeds [***] ($[***]), then Licensee shall pay to Janssen [***] ($[***]).

6.2.5Milestone Payment Terms.  In the event that in a given Calendar Year more than one of the foregoing thresholds set forth in clauses (i) through (iii) of this Section 6.2.4 (Sales Milestones) is exceeded with respect to a Licensed Product, then Licensee shall pay to Janssen a separate milestone payment with respect to each such threshold that is exceeded in such Calendar Year with respect to such Licensed Product.  Each milestone payment in this Section 6.2.4 (Sales Milestones) shall be payable only once for a given Licensed Product upon the first achievement of such milestone in a given Calendar Year and no amounts shall be due for subsequent or repeated achievements of such milestone with respect to such Licensed Product in subsequent Calendar Years.

6.2.6Determination that Milestones Have Occurred and Timing of Payments. Licensee shall notify Janssen in writing within [***] days following the achievement of each milestone in Section 6.2.1 (First Licensed Product), Section 6.2.2 (Non-Lead Products) and Section 6.2.3 (Lead Products), and shall make the applicable milestone payment within [***] days after the achievement of such milestone.  In the case of each milestone in Section 6.2.4 (Sales Milestones), Licensee shall notify Janssen in writing within, and each such milestone payment shall be due within, [***] days of the end of the Calendar Quarter in which such milestone was achieved.  In the event that, notwithstanding the fact that Licensee has not provided Janssen a required milestone notice, Janssen believes that any such milestone has been achieved, it shall so notify Licensee in writing and the Parties shall promptly meet and discuss in good faith whether such milestone has been achieved.  Any dispute under this Section 6.2.6 (Determination that Milestones Have Occurred and Timing of Payments) regarding whether or not such a milestone has been achieved shall be subject to resolution in accordance with Section 12.5 (Dispute Resolution).

6.3	Royalties.

6.3.1Royalty Rates.  As further consideration for the rights granted to Licensee hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory, Licensee shall pay to Janssen a royalty on Net Sales (to the extent made during the Royalty Term applicable in each country in the Territory) by Licensee, its Affiliates and Sublicensees on a Licensed Product-by-Licensed Product basis during each Calendar Year at the following rates:

(i)	for that portion of aggregate Net Sales of a Licensed Product in the Territory during a Calendar Year equal to or less than [***] ($[***]), a royalty rate of [***]%;
(ii)

for that portion of aggregate Net Sales of a Licensed Product in the Territory during a Calendar Year greater than [***]  ($[***]) but less than or equal to [***] ($[***]), a royalty rate of [***]%; and

(iii)	for that portion of aggregate Net Sales of a Licensed Product in the Territory during a Calendar Year greater than [***] ($[***]), a royalty rate of [***]%;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

provided that, for any Non-Lead Product containing a second or any subsequent Designated Compound (or Compound Form thereof) for which Milestone (1) ([***]), and Milestone (2) ([***]) in Section 6.2.2(i) (Milestones) was not paid pursuant to Section 6.2.2(iv) ([***]), the royalty rates set forth above shall be increased by [***]% at each tier.

An example of the calculation of the amount of royalty to be paid hereunder is shown on Schedule 6.3.1 (Example Royalty Calculation); provided, however, that the calculation of the actual amount of royalties to be paid hereunder shall be made using the actual Net Sales figures.

6.3.2Royalty Term.  Licensee shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has ended.  Following the end of the Royalty Term for a Licensed Product in a country, the license grants in Section 2.1 (Grants to Licensee) shall become fully-paid, royalty-free and irrevocable for such Licensed Product in such country.

6.3.3Reductions.

(i)

Expiration of Valid Claims.  Subject to Section 6.3.4 (Maximum Amount of Royalty Reduction), from and after the date on which a Licensed Product is sold in a country and is not claimed by an issued and unexpired Valid Claim of a Janssen Patent or Licensee Foreground Patent that claims (a) [***] of such Licensed Product or any Licensed Compound contained in such Licensed Product or (b) [***] of such Licensed Product in such country, the applicable royalty rate set forth in Section 6.3.1 (Royalty Rates) with respect to Net Sales in such country shall be reduced by [***]%.

(ii)

Generic Product Entry.  In any country in the Territory during the Royalty Term for a Licensed Product, a Generic Product is launched in such country by a Third Party in a given Calendar Quarter, then the royalties to be paid by Licensee on Net Sales of such Licensed Product in such country thereafter shall be reduced to [***]% of the royalties otherwise due to Janssen with respect to such Licensed Product in such country.

(iii)

Third Party License Adjustments.  If Licensee reasonably determines that it is necessary for Licensee to license or acquire one or more Patents from one or more Third Parties in order to Exploit any Licensed Compound or Licensed Product in any country in the Territory, then Licensee will have the sole right to, and may, in its sole discretion, negotiate and obtain a license or acquire rights under such Patents (each such Third Party license, a “Third Party License”). Licensee may, on a Licensed Product-by-Licensed Product basis, offset and deduct from the royalties otherwise payable to Janssen pursuant to Section 6.3 (Royalties), an amount equal to [***]% of any amounts paid by Licensee to such Third Party pursuant to the applicable Third Party License with respect to the Exploitation of Licensed Products; provided that no reduction taken pursuant to this Section 6.3.3(iii) (Third Party License Adjustments) may reduce the royalty rate payable by Licensee to a royalty rate of less than [***]%.

6.3.4Maximum Amount of Royalty Reduction.  Any reductions set forth in Section 6.3.3 (Reductions) shall be applied to the royalty rate payable to Janssen under Section 6.3.1 (Royalty Rates) in the order in which the event triggering such reduction occurs.  In no event shall the adjustments under Section 6.3.3(i) (Expiration of Valid Claims), Section 6.3.3(ii) (Generic Product Entry), and Section 6.3.3(iii) (Third Party License Adjustments) taken together reduce the royalties due to Janssen in any Calendar Quarter with respect to a Licensed Product by more than [***]% of the royalty amount that would have been due in such Calendar Quarter but for the application of the reductions in Section 6.3.3 (Reductions) (the “Reduction Floor”);  provided that to the extent that any such amount cannot be offset or deducted against any royalty payment due with respect to such Licensed Product for any given period

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

due to the Reduction Floor or the proviso in Section 6.3.3(iii) (Third Party License Adjustments), then the [***] (subject always to the Reduction Floor for any such payment).

6.4

Royalty Payments and Reports.  Licensee shall calculate all amounts payable to Janssen pursuant to Section 6.3 (Royalties) at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.5 (Mode of Payment).  Licensee shall pay to Janssen the royalty amounts due with respect to a given Calendar Quarter within [***] days after the end of such Calendar Quarter. Each payment of royalties due to Janssen shall be accompanied by a statement of the amount of gross sales and Net Sales of each Licensed Product in each country in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.  Without limiting the generality of the foregoing, Licensee shall require its Affiliates and Sublicensees to account for Net Sales and to provide such reports with respect thereto as if such sales were made by Licensee.

6.5

Mode of Payment.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the Payee Party may from time-to-time designate by notice to the paying Party.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with GAAP.

6.6	Taxes.

6.6.1Deductions and Withholdings.  Licensee will make all payments to Janssen under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

6.6.2Required Withholdings.  Any tax required to be withheld on amounts payable under this Agreement will promptly be transferred by Licensee on behalf of Janssen to the appropriate governmental authority, and Licensee will furnish Janssen with proof of payment of such tax.  Any such tax required to be withheld will be an expense of and borne by Janssen.

6.6.3Failure to Withhold.  If Licensee had a duty to withhold taxes in connection with any payment it made to Janssen under this Agreement but Licensee failed to withhold, and such taxes were assessed against and paid by Licensee, then Janssen will indemnify and hold harmless Licensee from and against the assessment and enforcement of such taxes (including interest).  If Licensee makes a claim under this Section 6.6.3 (Failure to Withhold), and Janssen provides it with the requisite payment, Licensee will comply with the obligations imposed by Section 6.6.2 (Required Withholdings) as it would have had Licensee withheld taxes from a payment to Janssen.

6.6.4Cooperation.  Janssen and Licensee will cooperate with respect to all documentation required by any taxing authority or reasonably requested by each other to request a reduction in the rate of applicable withholding taxes.

6.7

Interest on Late Payments.  If any undisputed payment due to either Party under this Agreement is not paid when due, then the paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***]% above the then-current prime rate quoted by Citibank in New York City, New York (but in no event in excess of the maximum

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

rate permissible under Applicable Law), such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.
6.8

Financial Records.  Licensee shall and shall cause its Affiliates and its Sublicensees to, keep complete and accurate financial books and records pertaining to the Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder.  Licensee shall, and shall cause its Affiliates and its Sublicensees to, retain such books and records until the later of (i) [***] years after the end of the period to which such books and records pertain or (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.9

Audit.  During the Term and for a period of [***] years thereafter, at the request of Janssen, Licensee shall and shall cause its Sublicensees that are Commercializing a Licensed Product (other than Third Party Distributors) and its Affiliates to, permit an independent auditor designated by Janssen and reasonably acceptable to Licensee, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant Section 3.11 (Records) and Section 6.8 (Financial Records) to ensure the accuracy of all reports and payments made hereunder.  Janssen will cause the accounting firm to enter into a commercially reasonable written confidentiality agreement and to limit its audit report to Janssen solely to that information set forth in the preceding sentence.  The accounting firm will be instructed to provide its audit report first to Licensee, and then will be further instructed to redact any proprietary information of Licensee not relevant to verifying the accuracy of the applicable reports prior to providing that audit report to Janssen.  Except as provided below, the cost of this audit shall be borne by Janssen, unless the audit reveals a variance of more than [***]% from the reported amounts, in which case Licensee shall bear the cost of the audit.  Unless disputed pursuant to Section 6.10 (Audit Dispute), if such audit concludes that (i) additional amounts were owed by Licensee, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 6.7 (Interest on Late Payments) or (ii) excess payments were made by Licensee, then Janssen shall reimburse such excess payments, in either case ((i) or (ii)), within [***] days after the date on which such audit is completed.

6.10

Audit Dispute.  In the event of a dispute with respect to any audit under Section 6.9 (Audit), Janssen and Licensee shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party or to such other Person as the Parties shall mutually agree (the “Auditor”).  The decision of the Auditor shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine.  Not later than [***] days after such decision and in accordance with such decision, the owing Party shall pay the additional amounts as provided in Section 6.9 (Audit).

Article 7
INTELLECTUAL PROPERTY

7.1	Ownership of Intellectual Property.

7.1.1Ownership of Information and Patents.  As between the Parties, each Party shall own and retain all rights, title and interests in and to any and all Information and Inventions that are Invented by or on behalf of such Party (or its Affiliates or its (sub)licensees (or Sublicensee(s)), as applicable) under or in connection with this Agreement, whether or not patented or patentable, and any and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

all Patents and other intellectual property rights with respect thereto, except that the Parties shall jointly own an equal and undivided interest in all Joint Technology.

7.1.2United States Law. The determination of whether Information or other Inventions are Invented by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States irrespective of where such conception, discovery, development or making occurs.

7.1.3Exploitation of Joint Technology.  Subject to the rights and licenses granted to, and the obligations of each Party, in this Agreement, either Party is entitled to practice the Joint Patents and Joint Know-How for all purposes on a worldwide basis and license the Joint Patents and Joint Know-How without the consent of and without a duty of accounting to the other Party.  Each Party will grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, the Joint Patents and Joint Know-How, throughout the world, necessary to provide the other Party with such rights of use and Exploitation of the Joint Patents and Joint Know-How, and will execute documents as necessary to accomplish the foregoing.

7.1.4Assignment Obligation. In order to ensure that Janssen receives the full benefit of the rights and licenses afforded to it, including in Section 2.2 (Limitations to License Grant) and Article 11 (Term and Termination), Licensee shall cause all Persons who perform Development activities, Manufacturing activities, regulatory activities or any other activities under or in connection with this Agreement or who Invent any Information or inventions on behalf of Licensee, its Affiliates or Sublicensees in connection with this Agreement to be under an obligation to assign (or, if Licensee is unable to cause any such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Information and inventions resulting therefrom to Licensee, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions bound by U.S. statutory requirements against such an assignment (in which case a suitable license or right to obtain such a license shall be obtained).

7.2	Filing, Prosecution and Maintenance of Patents.

7.2.1Janssen Patents, Product Patents and Licensee Patents.

(i)

[***] Rights. Subject to Section 7.2.2 (Joint Patents) and Section 7.2.3 (Information and Cooperation), upon execution of this Agreement, [***] will select an independent outside patent counsel acceptable to Licensee to prepare, file, prosecute and maintain the Janssen Patents during the period commencing on the Effective Date and extending through the Research Term, provided, however, that for each Product Patent, such period shall end upon [***] by Licensee for a Licensed Product or Licensed Compound Covered by such Product Patent (such period, the “[***] Patent Prosecution Period”).  [***] will direct independent outside patent counsel in matters relating to preparation, filing, prosecution and maintenance of Janssen Patents that require direction but will provide Licensee with an opportunity to review and comment on such matters and will give such comments due consideration.  All costs and expenses for preparation, filing, prosecution and maintenance of the Janssen Patents will be borne by [***] during the applicable [***] Patent Prosecution Period.

(ii)

[***] Rights.  Upon [***] by Licensee with respect to a Licensed Product, [***] will direct such independent outside patent counsel in matters relating to preparation, filing, prosecution and maintenance throughout the world of any Product Patent Covering such Licensed Product or Licensed Compound that requires direction, but will provide [***] with an opportunity to review and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

comment on such matters and will give such comments due consideration. All costs and expenses for preparation, filing, prosecution and maintenance of such Janssen Patents will be borne by [***].
(iii)

Abandonment by [***]. If during the Research Term for a Janssen Patent that is not a Product Patent or during the [***] Patent Prosecution Period for a Product Patent, [***] elects not to prosecute or maintain such Janssen Patent or Product Patent in a country, then [***] will provide [***] with written notice after any such election to allow [***] a reasonable period of time to determine, in its sole discretion, its interest in such Janssen Patent or Product Patent (which notice by [***] will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent with the applicable patent authority).  If [***] provides written notice to [***] expressing its interest in maintaining such Janssen Patent or Product Patent, then, with respect to such Janssen Patent or Product Patent (a) [***] will no longer be responsible for [***] relating to prosecuting and maintaining (as applicable) such Janssen Patent; (b) [***] may, in its sole discretion [***], prosecute and maintain such Janssen Patent or Product Patent; (c) upon [***]’s request [***],[***] will promptly provide all files related to filing, prosecuting and maintaining such Janssen Patent or Product Patent to [***] or counsel designated by [***]; and (d) such Janssen Patent or Product Patent will cease to be [***] in such country.

(iv)

Abandonment by [***].  In the event [***] elects not to prosecute or maintain any Product Patent that is being prosecuted or maintained by [***], then [***] will provide [***] with written notice after any such election to allow [***] a reasonable period of time to determine, in its sole discretion, its interest in such Product Patent (which notice by [***] will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Product Patent with the applicable patent authority).  If [***] provides written notice to [***] expressing its interest in maintaining such Product Patent, then, with respect to such Product Patent (a) [***] will no longer be responsible for [***] relating to prosecuting and maintaining (as applicable) such Product Patent; (b) [***] may, in its sole discretion [***], prosecute and maintain such Product Patent; and (c) upon [***]’s request [***], [***] will promptly provide all files related to filing, prosecuting and maintaining such Product Patent to [***] or counsel designated by [***].

7.2.2Joint Patents.  If the Parties make any Joint Know-How, then the Parties will promptly meet to discuss and determine whether to seek Joint Patents thereon.

(i)

[***]’s Rights.  If either Party decides to seek any Joint Patents, then Licensee will have the first right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, at its expense, any Joint Patents.

(ii)

[***]’s Rights.  If [***] elects not to prepare, file, prosecute or maintain any Joint Patent, then [***] will have the second right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, [***], such Joint Patent, in which case, [***] will be responsible for, and will have final decision-making authority with respect to, the preparation, filing, prosecution and maintenance of such Joint Patent.

(iii)Prosecution Upon Termination.  Following the expiration of the Janssen Patent Prosecution Period, if this Agreement is terminated in its entirety for any reason or as to a particular Licensed Compound or Licensed Product by Licensee pursuant to Section 11.2.3 (Termination Without Cause by Licensee) or a Janssen Patent otherwise ceases to be a Product Patent (because such Janssen Patent does not Cover or ceases to Cover any Designated Compound, Licensed Compound, Licensed Product), then [***]’s right to prepare, file, prosecute and maintain such former Product Patent will revert to [***], and thereafter [***] will be solely responsible at its discretion for the preparation, filing,

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

prosecution and maintenance of such reverted Product Patents [***], and will have all decision-making authority associated therewith.

7.2.3Information and Cooperation.  The Parties hereby agree to cooperate fully with each other in all matters related to the filing, prosecution and maintenance of Janssen Patents, Product Patents and Joint Patents under this Section 7.2 (Filing, Prosecution and Maintenance of Patents) and to perform such filing, prosecution and maintenance in accordance with this Section 7.2 (Filing, Prosecution and Maintenance of Patents) and Section 7.3 (Enforcement and Defense of Patents). Such cooperation will include the Party who is responsible for patent prosecution with respect to a Patent  pursuant to Section 7.2.1 (Janssen Patents, Product Patents and Licensee Patents) and Section 7.2.2 (Joint Patents) (the “Responsible Party”) (i) reasonably consulting with the other Party as to the preparation, filing, foreign filing, prosecution, correction of defects and maintenance of all Janssen Patents, Product Patents and Joint Patents for which the Responsible Party is responsible reasonably prior to any deadline for action in any patent office in which such Janssen Patents, Product Patents and Joint Patents are filed or pending; (ii) furnishing the other Party with copies of all material filings to be made with respect to such Janssen Patents, Product Patents and Joint Patents reasonably in advance of consultation thereon; and (iii) reasonably discussing in good faith all comments and suggestions made by the other Party in the course of such consultation to the extent such comments are reasonable and made by other Party in a timely manner.  Each Party and its Affiliates hereby agree to promptly supply or execute all papers and instruments, or require their respective employees to supply or execute such papers and instruments, as may be necessary and appropriate for purposes of preparing, filing, prosecuting and maintaining the Janssen Patents, Product Patents and Joint Patents and promptly inform the prosecuting Party of matters that may be expected to reasonably affect the preparation, filing, prosecution, maintenance, validity and enforceability of any of the Janssen Patents or Joint Patents.

7.3	Enforcement and Defense of Patents.

7.3.1Notification.  If either Party (i) becomes aware of any suspected infringement or misappropriation of any Janssen Technology, Licensee Technology or Joint Technology anywhere in the Territory that (in the case of Patents) Cover (or in the case of Information, is used in) the Exploitation of (a) Portfolio Compound during the Research Term or (b) a Licensed Compound or a Licensed Product during the Term or (ii) receives any application, submission or notice under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or a certification that is, or is comparable to, a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application or filing an application under §505(b)(2), or other similar patent certification by a Third Party, in each case that comprises, incorporates, or otherwise competes with any Licensed Product (each (i) and (ii), a “Competing Infringement”), that Party will promptly notify the other Party (in all instances, such timeframe to be sufficiently prompt to provide the other Party the opportunity to respond to such proceedings) and provide it with all details of such Competing Infringement of which it is aware (each, a “Competing Infringement Notice”).

7.3.2Infringement Actions.  [***] will have the first right, but not the obligation, to initiate an infringement, misappropriation or other appropriate suit anywhere in the world against any Third Party as to any Competing Infringement (an “Infringement Action”).  If within [***] days of receiving a Competing Infringement Notice from [***] (or at least [***] days before the expiration of any time limit set forth in an Applicable Law, including the time limits set forth under 21 U.S.C. §355), [***] does not notify [***] of its intent to initiate an Infringement Action with respect to such Competing Infringement, then [***] will have the second right, but not the obligation, to initiate such Infringement Action.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

7.3.3Cooperation.  In either case, the Party not initiating an Infringement Action (the “Non-Initiating Party”) will provide reasonable cooperation to the Party initiating such Infringement Action (the “Initiating Party”) in connection therewith, including by promptly supplying or executing all papers and instruments, or requiring its employees to supply or execute such papers and instruments, as may be necessary for purposes of initiating and pursuing such Infringement Action. Neither Party will incur any liability to the other Party as a consequence of any such Infringement Action or any unfavorable decision resulting therefrom, including any decision holding any claim of the Janssen Patents or the Joint Patents invalid, not infringed or unenforceable.  Neither Party will take any position with respect to, or compromise or settle, such dispute in any way that will be reasonably likely to adversely affect the scope, validity or enforceability of the Janssen Patents or the Joint Patents, in each case, without the prior written consent of the other Party, not to be unreasonably withheld or delayed.

7.3.4Procedures; Assistance; Expenses.  The Initiating Party will have the sole and exclusive right to select counsel for and control the conduct of any such Infringement Action and will pay all expenses of such Infringement Action, including attorneys’ fees and court costs and reimbursement of the Non-Initiating Party’s reasonable out-of-pocket costs in rendering assistance requested by the Initiating Party. If requested by the Initiating Party, the Non-Initiating Party will join as a party to such Infringement Action and will execute, and cause its Affiliates to execute, all documents necessary for the Initiating Party to initiate litigation to prosecute and maintain such Infringement Action. In addition, at the Initiating Party’s request, the Non-Initiating Party will provide reasonable assistance to the Initiating Party in connection with an Infringement Action at no charge to the Initiating Party except for reimbursement by the Initiating Party of reasonable out-of-pocket costs incurred in rendering such assistance.  The Non-Initiating Party will have the right to participate and be represented in any such Infringement Action by its own counsel at its own expense.

7.3.5Recoveries.  Any recoveries obtained by the Initiating Party as a result of any proceeding in connection with the enforcement of Janssen Patents and Joint Patents against a Competing Infringement will be allocated as follows:

(i)	first, such recovery will be used to reimburse the Parties for all out-of-pocket litigation costs in connection with such litigation; and
(ii)	second, with respect to any remaining portion of such recovery, [***]% will be paid to [***] and [***]% will be paid to [***].

7.3.6Licensee Technology.  Licensee will have the exclusive right, but not the obligation, to initiate an infringement, misappropriation or other appropriate suit anywhere in the world against any Third Party with respect to the Licensee Technology at its sole cost and expense and to retain all recoveries obtained as a result thereof.

7.4	Potential Infringement of Third Party Rights.

7.4.1Notice.  If any action, suit or proceeding is brought against either Party or any Affiliate of either Party or any Sublicensee or distributor of Licensee alleging the infringement of the technology or Patents of a Third Party by reason of or the Exploitation of any Licensed Product by or on behalf of Licensee, its Affiliates, Sublicensees or distributors, such Party will notify the other Party as promptly as possible following the receipt of service of process in such action, suit or proceeding, or the date such Party becomes aware that such action, suit or proceeding has been instituted.

7.4.2Defense.  Unless otherwise mutually agreed to by the Parties, and subject to Article 10 (Indemnity), (i) [***] will have the right, but not the obligation, to defend such action, suit or

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

proceeding at its sole expense;  (ii) if [***] exercises such right with respect to an action, suit, or proceeding brought against [***], then [***] or any of its Affiliates will have the right to separate counsel at its own expense in any such action, suit or proceeding; and (iii) the Parties will cooperate with each other in all reasonable respects in any such action, suit or proceeding.  Each Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation.  If [***] exercises its right to defend an action, suit or proceeding brought against [***], in no event will [***] settle or otherwise resolve any such action, suit or proceeding without [***] prior written consent, not to be unreasonably withheld or delayed.

7.5	Patent Term Extensions; Patent Listings.

7.5.1Extensions.  The Parties agree to cooperate in an effort to avoid loss of any Product Patents, Joint Patents, Licensee Patents or Janssen Patents which may otherwise be available to the Parties under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 or comparable U.S. or foreign laws, including by executing any documents as may be reasonably required.  In particular, the Parties shall cooperate with each other in obtaining patent term extension or supplemental protection certificates or their equivalents in any country and region where applicable to the relevant Patents.

7.5.2Listings.  [***] shall make decisions regarding and shall have the right to make filings with Regulatory Authorities in the Territory with respect to the Licensed Products as required or allowed (i) in the United States, in the FDA’s Orange Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents; provided that [***] shall consult with [***] to determine the course of action with respect to such filings.

7.6

EU Unitary Patent System.  Without limiting [***] rights under Section 7.3 (Enforcement and Defense of Patents), [***] will have the exclusive right to opt-in and opt-out any Product Patent or Joint Patent from the jurisdiction of the EU Unified Patent Court, in accordance with the terms of Unified Patent Court Regulation (EU) No 1257/2012 and its applicable Annexes and Rules of Procedure, as amended from time-to-time and in effect (the “UPC”). Unless [***] has expressly opted-in to the EU Unitary Patent System with respect to a given Product Patent or Joint Patent, [***] will not initiate any action to enforce any such Product Patent or Joint Patent under the EU Unitary Patent System without Licensee’s prior written approval.

Article 8
CONFIDENTIALITY AND NON-DISCLOSURE

8.1	Confidentiality Obligations.

8.1.1Confidential Information.  At all times during the Term and for a period of [***] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly licensed or otherwise permitted by the terms of this Agreement.  “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party, including information relating to the terms of this Agreement (subject to Section 8.6 (Public Announcements)), information relating to the Portfolio Compounds or any Licensed Product (including the Regulatory Documentation), any research of the Portfolio Compounds or the Development or Commercialization of the Licensed Compounds or Licensed Products, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Licensee Know-How) or the

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, Information that is jointly-owned by the Parties pursuant to Section 7.1.1 (Ownership of Information and Patents) and the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto.

8.1.2Confidential Candidate Information.  During the Research Term all Information generated or developed hereunder by or on behalf of Licensee, its Affiliates or its Sublicensees pertaining to Portfolio Compounds and Derivatives (other than Designated Compounds) (“Confidential Candidate Information”) shall be the Confidential Information of Licensee; provided that Licensee may not disclose such Confidential Candidate Information without Janssen’s written consent except pursuant to Section 8.2 (Permitted Disclosures).  After the conclusion of the Research Term, any and all Confidential Candidate Information pertaining to any Licensed Compound or Licensed Product shall remain the Confidential Information of Licensee. Upon the conclusion of the Research Term (or at such earlier time as a compound becomes a Declined Compound prior to the conclusion of the Research Term pursuant to Section 3.5.1 (Notice; Fee)), Confidential Candidate Information pertaining to any Declined Compound (and any Compound Form thereof) shall become the Confidential Information of Janssen, and Licensee may not disclose such Information without Janssen’s written consent except pursuant to Section 8.2 (Permitted Disclosures).

8.1.3Exceptions to Confidentiality Obligations.  Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 8.1 (Confidentiality Obligations) with respect to any Confidential Information shall not include any information that:

(i)	is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;
(ii)

can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not operate to relieve either Party of its obligations under this Article 8 (Confidentiality and Non-Disclosure) with respect to any Confidential Candidate Information;

(iii)	is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;
(iv)	has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or
(v)

can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference or access to the disclosing Party’s Confidential Information; provided that the foregoing exception shall not operate to relieve either Party of its obligations under this Article 8 (Confidentiality and Non-Disclosure) with respect to any Confidential Candidate Information.

8.1.4Public Domain.  Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

8.2	Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

8.2.1made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

8.2.2made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval made by or on behalf of a Party or any of its Affiliates or sublicenses (including Sublicensees) consistent with the terms and conditions of this Agreement (which filing, application or request by or on behalf of Licensee, its Affiliates or Sublicensees shall be solely to a Regulatory Authority in the Territory); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

8.2.3subject to Section 7.3 (Enforcement and Defense of Patents), made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent in a manner consistent with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

8.2.4made by or on behalf of the receiving Party to (i) actual or bona fide potential investors or acquirers or other Third Party transactional parties (and to each of their respective bankers, lawyers, accountants and agents), as may be necessary in connection with their evaluation of such potential or actual investment or acquisition, or (ii) its actual or bona fide potential (sub)licensees, subcontractors, contract research organizations, academic collaborators or other similar Third Parties (and to each of their respective bankers, lawyers, accountants and agents) as may be necessary in connection with the exercise of such Party’s rights hereunder; provided, however, that such Third Parties shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 8.2 (Permitted Disclosures) (with a duration of confidentiality and non-use obligations as appropriate that is no less than five years from the date of disclosure); or

8.2.5made by or on behalf of the receiving Party in accordance with Section 8.7 (Scientific Publications).

8.3	Joint Know-How. Any and all Joint Know-How generated or developed during the Term shall be the Confidential Information of both Parties.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.4

Secrecy of Janssen Know-How and Confidential Candidate Information.  Without prejudice to the disclosures permitted pursuant to Section 8.2 (Permitted Disclosures), Janssen will protect, and will cause its Affiliates and Sublicensees and its and their respective officers, directors, employees and agents to protect, the secrecy and confidentiality of the Janssen Know-How using not less than the same degree of care as it uses to prevent the disclosure of its other confidential information of like importance.  Without prejudice to the disclosures permitted pursuant to Section 8.2 (Permitted Disclosures), Licensee will protect, and will cause its Affiliates and Sublicensees and its and their respective officers, directors, employees and agents to protect, the secrecy and confidentiality of the Confidential Candidate Information using not less than the same degree of care as it uses to prevent the disclosure of its other confidential information of like importance.

8.5

Use of Name.  Nothing contained in this Agreement shall be construed as conferring any right to a Party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other Party or any of its Affiliates, except as provided in Section 8.6 (Public Announcements).

8.6

Public Announcements.  The Parties will agree upon the content of a press release to be released promptly upon execution of this Agreement in a manner agreed to by the Parties.  Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed.  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 8.6 (Public Announcements); provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

8.7	Scientific Publications.

8.7.1[***]’s Rights.  [***] may make oral or written scientific publications (such as any abstracts, manuscripts, posters, slide presentations or other materials) of any activities or results relating to Licensed Compounds and Licensed Products without the written consent of [***], except as expressly provided in this Section 8.7 (Scientific Publications).

8.7.2Right to Review.  On a Licensed Product-by-Licensed Product basis, [***] with respect to any Licensed Product, [***] shall deliver a complete copy of the proposed written publication or the proposed written abstract and slides or any other materials for the proposed oral presentation for [***] review at least [***] days prior to submitting the paper to a publication or making the presentation.  [***] shall review any such paper and give its comments to [***] within [***] days after the delivery of such publications or other materials to [***]. [***] shall comply with [***] reasonable requests to make modifications to any such proposed publication material prior to its submission or release to protect confidential or proprietary information.  [***] also may request a reasonable delay in publication or oral presentation in order to protect patentable information.  In such case, if [***] is the Responsible Party for such subject matter in accordance with Article 7 (Intellectual Property), [***] shall use Commercially Reasonable Efforts to file any patent applications necessary to protect the rights and interests of [***] under this Agreement.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.7.3Development Candidate, Derivative and Declined Compound Restrictions. During the Research Term, until such time as any Development Candidate or Derivative becomes a Designated Compound in accordance with the terms of Section 3.5.1 (Notice; Fee), [***] shall not make any [***] with respect to any such [***]  (or any Compound Form of either of them) without [***] consent, not to be unreasonably withheld or delayed. After the Research Term, [***] shall not make any [***] with respect to any [***] (or any Compound Form thereof) without [***] consent, not to be unreasonably withheld or delayed.  [***] shall be free to make [***] (and any Compound Form thereof).

8.7.4Licensed Compound Restrictions.  [***] shall not make any oral or written publications with respect to any Licensed Compounds (or any Compound Form thereof) without [***]’s consent, not to be unreasonably withheld or delayed.

8.7.5Patent Filings.  For clarity, this Section 8.7 (Scientific Publications) is not intended to cover Patent filings which are addressed in Section 7.2 (Filing, Prosecution and Maintenance of Patents).

8.8

Required Publication Regarding Clinical Trials.  Regardless of any obligation of confidentiality hereunder, a Party may publically disclose and register information relating to clinical studies of Licensed Products as required by Applicable Law (e.g., listing with www.clinicaltrials.gov when required by United States law).

8.9

Return of Confidential Information.  Upon the effective date of the termination (but not expiration) of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information to which such non-requesting Party does not retain rights under the surviving provisions of this Agreement: (i) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party.  Notwithstanding the foregoing, the non-requesting Party shall be permitted to (a) retain such Confidential Information to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, copies of such Confidential Information for archival purposes and (b) retain any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 8.1 (Confidentiality Obligations).

Article 9
REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Mutual Representations and Warranties. Janssen and Licensee each represents and warrants to the other, as of the Effective Date, that:

9.1.1Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

9.1.2Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate:  (i) such Party’s charter documents, bylaws or other organizational

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

9.1.3Binding Obligation.  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.1.4No Inconsistent Obligations.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.1.5Debarment.  Except with regard to Janssen as reflected by, and subject to the terms of, the Corporate Integrity Agreement between The Office of Inspector General of the Department of Health and Human Services and Johnson & Johnson dated October 31, 2013 (publicly available at https://www.janssenbiotech.com/company/pharmaceutical-affiliate-corporate-intergrity-agreement), as of the Effective Date, neither Party nor any of its Affiliates has been debarred or is subject to debarment.

9.2

Additional Representations and Warranties of Janssen.  Except as set forth in the Disclosure Schedule attached hereto as Schedule 9.2, Janssen further represents and warrants to Licensee, as of the Effective Date, that:

9.2.1Ownership or Control.  Except as provided in Schedule 9.2.1 (Disclosure Schedule), Janssen (i) Controls the Janssen Know-How set forth on Schedule 4.1.1(i) (Disclosed Know-How) and (ii) is the sole and exclusive owner of the Janssen Patents set forth on Schedule 1.66 (Janssen Patents), and no other Person has any claim of ownership with respect to such Janssen Patents.  Janssen has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in or to the Janssen Technology in any manner inconsistent with the license rights granted to Licensee under this Agreement.  Schedule 1.66 (Janssen Patents) sets forth all Patents Controlled by Janssen that Cover any Portfolio Compound or the Manufacture or use thereof.

9.2.2No Claims. (i) There are no claims, judgments or settlements against Janssen pending or, to the Knowledge of Janssen, threatened, that [***], (ii) there is no [***] pending in any jurisdiction outside of the United States that [***] in that jurisdiction, (iii) there is no litigation pending against Janssen or any Affiliate of Janssen that alleges that [***] (nor has it received any written communication threatening such litigation) and (iv) except as Janssen has disclosed to Licensee in writing, Janssen has not received [***].

9.2.3Knowledge of Infringement, Validity.  To the Knowledge of Janssen, (i) Janssen is not aware of any Third Party Patent that [***], and (ii) [***].

9.2.4License Agreements.  Janssen is not party to any agreement with any Third Party pursuant to which Janssen has received a license under any Patents or Information included in the Janssen Technology.  Janssen is not party to any agreement with any Third Party pursuant to which Janssen has granted a license under any Janssen Patents.

9.2.5Completeness of Janssen Schedules. Other than the Janssen Patents set forth on Schedule 1.66 (Janssen Patents), Janssen does not Control any Patent that Covers any Portfolio

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Compound or any Compound Form thereof.  The Janssen Know-How identified on Schedule 4.1.1(i) (Disclosed Know-How) includes all material Information Controlled by Janssen that is necessary or useful to Exploit the Portfolio Compounds. To the Knowledge of Janssen, Schedule 1.108  (Specified Compounds) lists all compounds that are Covered by the Janssen Patents that were generated and used by Janssen or any of its Affiliates in the course of [***] conducted by Janssen prior to the Effective Date.

9.2.6Diligent Prosecution and Maintenance.  The Janssen Patents have been diligently prosecuted with the respective patent offices in accordance with Applicable Law, and all fees necessary to maintain the Janssen Patents set forth on Schedule 1.66 (Janssen Patents) have been paid on or before the due date for such payment.

9.2.7Invention Assignments.  Each individual who is an inventor of, or otherwise contributed in a material manner to the creation or development of, any Janssen Patents in existence as of the Effective Date and identified as being owned by Janssen on Schedule 1.66 (Janssen Patents) has assigned to Janssen all of his or her interest therein.

9.3	Covenants of Both Parties.

9.3.1Debarment.  Neither Party nor any of its Affiliates will use in any capacity, in connection with its activities under this Agreement, any person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section.  Each Party agrees to inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.

9.3.2Compliance with Law.  Each Party, its officers, directors and employees and its Affiliates, agents, representatives, consultants, Sublicensees, distributors and subcontractors shall comply with Applicable Law in connection with this Agreement and the transactions contemplated hereunder, including the Anti-Corruption Laws, and shall not take any action that will, or would reasonably be expected to, cause the other Party or any of its Affiliates to be in violation of any such Applicable Law.

9.3.3No Inconsistent Obligations.  During the Term, neither Party will enter into any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.4

Additional Covenants of Licensee.  Licensee covenants to Janssen that other than in connection with an assignment or other transfer of this Agreement as permitted under Section 12.3 (Assignment), Licensee shall not assign, transfer, convey or otherwise encumber (including through attachment of a lien) its rights to the Licensee Foreground Patents and the Licensee Foreground Know-How for as long as Janssen retains any license, option or other rights therein by virtue of this Agreement without the prior written consent of Janssen, such consent not to be unreasonably withheld or delayed.

9.5

Additional Covenants of Janssen.  Other than in connection with an assignment or other transfer of this Agreement as permitted under Section 12.3 (Assignment), Janssen shall not assign, transfer, convey or otherwise encumber (including through attachment of a lien) its rights to the Janssen Technology set forth on Schedule 1.66 (Janssen Patents) and Schedule 4.1.1(i) (Disclosed Know-How) in any manner inconsistent with the license rights granted to Licensee under this Agreement without the prior written consent of Licensee, such consent not to be unreasonably withheld or delayed.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

9.6

DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Article 10
INDEMNITY

10.1

Indemnification of Janssen.  Licensee shall indemnify Janssen, its Affiliates and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) to the extent arising from or occurring as a result of: (i) the breach by Licensee of this Agreement; (ii) the negligence or willful misconduct on the part of Licensee, its Affiliates or its Sublicensees in performing its or their obligations under this Agreement; and (iii) the Exploitation by Licensee, its Affiliates or its Sublicensees of any Licensed Compounds or Licensed Products, except, in each case ((i), (ii) and (iii)), to the extent such Losses arise from or occur as a result of the breach by Janssen of this Agreement or the negligence or willful misconduct on the part of Janssen, its Affiliates or its or their respective directors, officers, employees or agents.

10.2

Indemnification of Licensee.  Janssen shall indemnify Licensee, its Affiliates and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of: (i) the breach by Janssen of this Agreement; (ii) the negligence or willful misconduct on the part of Janssen in performing its obligations under this Agreement; (iii) the Exploitation by Janssen, its Affiliates or (sub)licensees of Declined Compounds or any Licensed Compounds or Licensed Products following termination of this Agreement with respect to such Licensed Compound or Licensed Product; (iv) studies conducted by Licensee on Janssen’s behalf pursuant to Section 11.4.1(iv) (Transfer of Clinical Studies Upon Termination); and (v) [***] based on Janssen’s activities in connection with [***], except, in each case ((i), (ii), (iii), (iv) and (v)), to the extent such Losses arise from or occur as a result of the breach by Licensee of this Agreement or the negligence or willful misconduct on the part of Licensee, its Affiliates or its Sublicensees or its or their respective directors, officers, employees or agents.

10.3	Indemnification Procedures.

10.3.1Notice of Claim.  All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents shall be made solely by the applicable Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party written notice within [***] days (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 10 (Indemnity), but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.3.2Control of Defense.  At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party.  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 10.3.3 (Right to Participate in Defense), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

10.3.3Right to Participate in Defense.  Any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to engage counsel of its choice for such purpose; provided, however, that such engagement shall be at the Indemnified Party’s sole cost and expense unless (i) the engagement thereof has been specifically authorized in writing by the indemnifying Party, or (ii) the indemnifying Party has failed to assume the defense in accordance with Section 10.3.2 (Control of Defense) (in which case the Indemnified Party shall control the defense).

10.3.4Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable indemnitee becoming subject to injunctive or other relief and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.3.2 (Control of Defense), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).  If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim.

10.3.5Cooperation.  Regardless of whether the indemnifying Party chooses to defend any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith.

10.3.6Expenses.  Except as provided above, the costs and expenses, including permissible fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

10.4

SPECIAL, INDIRECT AND OTHER LOSSES.  EXCEPT  WITH RESPECT TO (A) [***] OR [***], (B) A BREACH OF THE OBLIGATIONS OF A PARTY UNDER [***] OR, (C)  DAMAGES  REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 10 (INDEMNITY), NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES) SUFFERED BY THE OTHER PARTY ARISING OUT OF THIS AGREEMENT; PROVIDED THAT WITH RESPECT TO (A) AND (B) ABOVE, THE MAXIMUM AGGREGATE AMOUNT OF ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES)  THAT MAY BE RECOVERED BY A PARTY FROM THE OTHER PARTY SHALL BE [***] ($[***]).

10.5

Insurance.  Each Party, at its own expense, shall maintain liability insurance in an amount consistent with industry standards during the Term, but in no event shall such insurance be in an amount less than [***] ($[***]) per occurrence and annual aggregate during the Term.  In addition, during the term of Commercialization of any Licensed Product by Licensee or its Affiliates and for a period of at least [***] years thereafter, Licensee shall maintain product liability insurance coverage in an amount not less than [***] ($[***]) per occurrence and annual aggregate.  Further, during the term of Commercialization of any product containing a Licensed Compound or Declined Compound by Janssen or its Affiliates and for a period of at least [***] years thereafter, Janssen shall maintain product liability insurance in an amount not less than [***] ($[***]) per occurrence and annual aggregate.  A Party responsible for conducting any clinical studies hereunder shall maintain clinical trial insurance in compliance with all Applicable Law pertaining to the jurisdictions in which such clinical studies are conducted.  Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon its written request.  Each Party shall notify the other Party [***] days in advance of cancelation of any such insurance. Janssen shall be permitted to satisfy its obligations hereunder through a program of self-insurance.

Article 11
TERM AND TERMINATION

11.1

Term and Expiration.  This Agreement shall commence on the Effective Date and shall continue in force and effect until the last to expire Royalty Term, unless earlier terminated in accordance with this Article 11 (Term and Termination) (such period, the “Term”).

11.2	Termination.

11.2.1By Either Party for the Other Party’s Material Breach.  Upon and subject to the terms and conditions of this Section 11.2.1 (By Either Party for the Other Party’s Material Breach),

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

this Agreement may be terminated by a Party upon written notice to the other Party, if such other Party commits a material breach of this Agreement including in the case of Licensee, a material breach of this Agreement based on its failing to satisfy its obligations to use Commercially Reasonable Efforts pursuant to Section 3.8 (Development Diligence) or Section 3.13.1 (Commercialization Diligence) provided, however, that if a material breach by Licensee relates only to one or more Licensed Compounds or Licensed Products (but not all Licensed Compounds or Licensed Products), then Janssen shall have the right to terminate this Agreement only with respect to the particular Licensed Compounds or Licensed Products to which such material breach relates.  Such notice of termination shall be effective [***] days after the date such notice is given unless the breaching Party shall have cured such breach within such [***] day period (or, if such material breach, by its nature, is a curable breach but such breach is not curable within such [***] day period, such longer period not to exceed [***] days so long as the breaching party is using diligent efforts to cure such breach, in which event if such breach has not been cured, such termination shall be effective on the earlier of the expiration of such [***] day period or such time as the breaching party ceases to use diligent efforts to cure such breach); provided that if either Party initiates a dispute resolution procedure under Section 12.5 (Dispute Resolution) to resolve a Dispute regarding the material breach for which termination is being sought and is diligently pursuing such procedure, then the cure period set forth in this Section 11.2.1 (By Either Party for the Other Party’s Material Breach) will be tolled during the pendency of such dispute resolution procedures.

11.2.2Termination by Janssen.

(i)

For Patent Challenges.  In the event that Licensee or any of its Affiliates or Sublicensees, anywhere in the Territory, institutes, prosecutes or otherwise participates in (or Licensee or its Affiliates in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Janssen Patent (or in the case of such a claim, demand or cause of action instituted, prosecuted or participated in by a Sublicensee, those Janssen Patents sublicensed to such Sublicensee) is invalid, unenforceable or otherwise not patentable or would not be infringed by Licensee’s activities absent the rights and licenses granted hereunder, then Janssen may, in its sole discretion either (i) exclude such Janssen Patent from the scope of the Janssen Technology licensed to Licensee under Section 2.1 (Grants to Licensee) or (ii) immediately terminate this Agreement (a) with respect to the Licensed Compounds or Licensed Products Covered by such Patent in the country in which Licensee or its Affiliate challenges such Patent, or (b) in its entirety if such Licensed Compound is [***]  (or a Back-Up Compound that has been designated as a Primary Designated Compound [***]), upon written notice to Licensee where such proceeding is instituted prior to the termination of this Agreement with respect to [***].

(ii)

[***].  This Agreement may be terminated in its entirety by Janssen upon written notice to Licensee, if Licensee breaches its obligations set forth under [***].  Such termination shall be effective [***] days after the date such notice is given unless Licensee shall have cured such breach within such [***] day period; provided that if Licensee initiates a dispute resolution procedure under Section 12.5 (Dispute Resolution) to resolve a Dispute regarding whether or not Licensee is in breach of its obligations under [***] and is diligently pursuing such procedure, then the cure period set forth in this Section 11.2.2(ii) ([***]) will be tolled during the pendency of such dispute resolution procedures.

11.2.3Termination without Cause by Licensee.  Licensee may terminate this Agreement either in its entirety or with respect to a particular Licensed Compound or Licensed Product upon 180 days’ prior written notice to Janssen; provided, however, that in the event of termination of this Agreement by Licensee with respect to [***].

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11.2.4Termination for Insolvency.  In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within 90 days after such filing, (iii) is a party to any dissolution or liquidation or (iv) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within 60 days of the filing thereof, then, in each case, ((i) – (iv)), the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

11.3

Rights in Bankruptcy.  All rights, options and licenses granted under or pursuant to this Agreement by Licensee or Janssen are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.  The Parties stipulate and agree that all payments by Licensee and Janssen under this Agreement, other than royalty payments pursuant to Section 6.3 (Royalties) and sales milestone payments pursuant to Section 6.2.4 (Sales Milestones), do not constitute “royalties” within the meaning of Section 365(n) of the U.S. Bankruptcy Code.

11.4	Consequences of Termination.

11.4.1Termination in its Entirety.  In the event of a termination of this Agreement in its entirety by either Party for any reason:

(i)	Termination of Rights. All rights and licenses granted by Janssen hereunder shall immediately terminate, including any sublicense granted by Licensee pursuant to Section 2.4 (Sublicenses).
(ii)

Assignment of Regulatory Documents and Trademarks. At Janssen’s written request, Licensee shall and hereby does, and shall cause its Affiliates and its Sublicensees to, effective as of the effective date of termination, assign to Janssen all of its right, title and interest in and to (a) all Regulatory Documentation (including any Regulatory Approvals) applicable to the Licensed Compounds or Licensed Products then owned or Controlled by Licensee or any of its Affiliates or its Sublicensees and (b) each Trademark exclusively associated with marketed Licensed Products.

(iii)

Right of Reference and Grant Back License. In the event of a termination of this Agreement by either Party for any reason other than termination by Licensee due to Janssen’s material breach, at Janssen’s written request, Licensee shall and hereby does, and shall cause its Affiliates and its Sublicensees to, effective as of the effective date of termination, grant to Janssen a license and right of reference, with the right to grant sublicenses, in and to any and all (a) Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by Licensee, its Affiliates or its Sublicensees that are not assigned to Janssen pursuant to Section 11.4.1(ii) (Assignment of Regulatory

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Documents and Trademarks) and (b) Licensee Foreground Know-How and Licensee Foreground Patents, in each case ((a) and (b)), solely to Exploit in the Territory any Licensed Compounds or Licensed Products and any subsequent improvements to such Licensed Compounds and Licensed Products.  Such license shall be, at [***] election, either (1) [***] or (2) [***] shall pay to [***]% except that if a [***], then [***] shall pay to [***]%, in each case on Net Sales of Licensed Products by [***], its Affiliates or Sublicensees for a period of [***] years from First Commercial Sale of the Licensed Product in the Territory, and the provisions of Section 6.3.3 (Reductions) shall apply mutatis mutandis.

(iv)

Transfer of Clinical Studies Upon Termination.  In the event of a termination of this Agreement by either Party for any reason other than termination by Licensee due to Janssen’s material breach, unless expressly prohibited by any Regulatory Authority, at Janssen’s written request, Licensee shall use Commercially Reasonable Efforts to, and shall cause its Affiliates and its Sublicensees to use Commercially Reasonable Efforts to, transfer control to Janssen of all clinical studies involving Licensed Compounds or Licensed Products being conducted by or on behalf of Licensee, an Affiliate or a Sublicensee as of the effective date of termination and continue to conduct such clinical studies, at Janssen’s cost, to enable such transfer to be completed without interruption of any such clinical study; provided that Janssen shall not have any obligation to continue any clinical study unless required by Applicable Law.

(v)

Product-Specific Third Party Agreements.  In the event of a termination of this Agreement by either Party for any reason other than termination by Licensee due to Janssen’s material breach, at Janssen’s written request, Licensee shall, and cause its Affiliates and its Sublicensees to, assign to Janssen all Product-Specific Third Party Agreements, unless, with respect to any such Product-Specific Third Party Agreement, (a) such Product-Specific Third Party Agreement expressly prohibits such assignment or otherwise requires one or more Third Parties to consent to such assignment and such Third Party will not provide such consent after reasonable efforts by Janssen to secure such consent of the Third Party, or (b) such Product-Specific Third Party Agreement applies to any compound or product other than the Licensed Compounds and Licensed Products subject to termination.  Licensee (or such Affiliate or Sublicensee, as applicable) shall cooperate with Janssen in all reasonable respects to secure the consent of the applicable Third Party to such assignment.  If the consent of a Third Party is not obtained pursuant to subsection (a) or subsection (b) applies, then Licensee shall, and cause its Affiliates and its Sublicensees to, make reasonable efforts for a period of [***] months to effect an orderly transition of the activities being performed by such Third Party under such Product-Specific Third Party Agreement.

(vi)

Product Supply.  In the event of a termination of this Agreement by either Party for any reason other than termination by Licensee due to Janssen’s material breach, to the extent that the Licensed Compounds and Licensed Products are not supplied by a Third Party pursuant to a Product-Specific Third Party Agreement that is assigned to Janssen pursuant to Section 11.4.1(v) (Product-Specific Third Party Agreements), at Janssen’s written request, Licensee shall supply to Janssen, pursuant to a supply agreement to be negotiated promptly and in good faith and entered into by the Parties containing standard and customary terms, such quantities of the Licensed Compounds and Licensed Products as Janssen indicates in written forecasts and orders therefor from time-to-time at Licensee’s actual, fully-loaded cost to Manufacture such Licensed Compounds and Licensed Products until the [***] of (a) such time as [***] for the Licensed Compound and Licensed Products and Janssen is [***] and (b) the [***] of the effective date of termination of this Agreement.

11.4.2Termination with respect to a Licensed Compound or Licensed Product.  If this Agreement is terminated with respect to a Licensed Compound or Licensed Product (but not in its entirety), then the provisions set forth above in Section 11.4.1 (Termination in its Entirety) shall apply solely to such terminated Licensed Compound or Licensed Product.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11.5

Remedies.  Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more products) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

11.6

Accrued Rights; Surviving Obligations.  Termination or expiration of this Agreement (either in its entirety or with respect to one or more products) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, Sections 2.4 (Sublicenses), 2.5 (Retention of Rights; No Other Rights Granted), 3.5.3 (Conclusion of Research Term; Declined Compounds), 3.11 (Records), 4.1.4 (Return of Janssen Know-How and Materials), 6.3.2 (Royalty Term), 6.7 (Interest on Late Payments), 6.8 (Financial Records), 6.9 (Audit) and 6.10 (Audit Dispute) and Article 7 (Intellectual Property), Article 8 (Confidentiality and Non-Disclosure), Article 10 (Indemnity), Article 11 (Term and Termination) and Article 12 (Miscellaneous) shall survive the termination or expiration of this Agreement for any reason.

Article 12
MISCELLANEOUS

12.1

Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

12.2

Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time-to-time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

12.3

Assignment.  Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that (i) either Party may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates without the consent of any other Party; provided that the Party assigning to an Affiliate any part of this Agreement shall remain liable and responsible to the non-assigning Party for the performance and observance of all such duties and obligations by such Affiliate; and (ii) either Party may assign this Agreement in its entirety to a successor to all or substantially all of its business relating to Licensed Compounds and Licensed Products, whether by merger, sale of stock, sale of assets or otherwise.  All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section 12.3 (Assignment) shall be void and of no effect.
12.4

Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

12.5	Dispute Resolution.

12.5.1Disputes.  Except as provided in Section 6.10 (Audit Dispute) or Section 12.6 (Intellectual Property Disputes), if a dispute arises between the Parties relating to either Party’s rights or obligations hereunder, including the interpretation, alleged breach, enforcement, termination or validity of this Agreement (a “Dispute”), then either Party shall have the right to refer such Dispute to the Executive Officers for attempted resolution by good faith negotiations during a period of [***] Business Days.

12.5.2Mediation.  If a Dispute remains unresolved after the end of the [***] Business Day negotiation period provided for in Section 12.5.1 (Disputes), then either Party may, by notice to the other Party submit the dispute to non-binding mediation in accordance with the CPR Mediation Procedure for Business Disputes then in effect, except where that procedure conflicts with these provisions, in which case these provisions shall prevail.  The mediation shall be conducted in New York, New York and shall be attended by a senior executive with authority to resolve the dispute from each Party.  The mediator shall confer with the Parties to design procedures to conclude the mediation within no more than [***] after initiation.  Under no circumstances may the commencement of arbitration be delayed more than [***] by the mediation process specified herein except by mutual agreement of the Parties. No statements made by either Party during the mediation may be used by the other or referred to during any subsequent proceedings.

12.5.3Arbitration.  Any Dispute that cannot be resolved pursuant to Section 12.5.2 (Mediation) by mediation may be referred to and finally resolved by binding arbitration in accordance with this Section 12.5.3 (Arbitration) by one Party providing written notice to the other Party (an “Arbitration Notice”).  Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three experts with relevant industry experience (the “Arbitrators”).  Each of Licensee and Janssen shall promptly select one Arbitrator each, which selections shall in no event be made later than [***] after the notice of initiation of arbitration.  The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Licensee and the Arbitrator chosen by Janssen, but in no event later than [***] after the date that the last of such Arbitrators was appointed.  The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute.  The arbitration shall be administered by the AAA in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement.  The arbitration shall be held in New York, New York, and the Parties shall use reasonable

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

efforts to expedite the arbitration if requested by either Party.  The Arbitrators shall, within [***] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in any court of competent jurisdiction.  The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

12.5.4Additional Terms Applicable to Dispute Resolution Procedures.  Each Party shall bear its own counsel fees, costs and disbursements arising out of the dispute resolution procedures described in this Section 12.5 (Dispute Resolution), and shall pay an equal share of the fees and costs of the mediator and Arbitrators, as applicable, and all other general fees related to any mediation or arbitration described in Section 12.5.2 (Mediation), or Section 12.5.3 (Arbitration), as applicable.  Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in Section 12.5.3 (Arbitration) is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of such pending arbitration proceeding.  Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.  All arbitration proceedings and decisions of the Arbitrators, under this Section 12.5 (Dispute Resolution) shall be deemed the Confidential Information of both Parties under Article 8 (Confidentiality and Non-Disclosure).

12.6

Intellectual Property Disputes.  Notwithstanding Section 12.5 (Dispute Resolution) to the contrary, in the event that a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Information or any Patent or other intellectual property rights hereunder, then such Dispute [***] of the relevant jurisdiction to be resolved under Applicable Law in such jurisdiction.

12.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

12.8	Notices.

12.8.1Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by email or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 12.8.2 (Address for Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.8.1 (Notice Requirements).  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by email if an email address is set forth below or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by email shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 12.8.1 (Notice Requirements) is not intended to govern the day-to-day business

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

communications necessary between the Parties in performing their obligations under the terms of this Agreement.

12.8.2Address for Notice.

If to Licensee, to:

Akebia Therapeutics, Inc.

245 First Street

14th Floor

Cambridge, MA 02142

Attention:  [***]

Email: [***]

With a copy to (which will not constitute notice):

Ropes & Gray LLP

800 Boylston Street; Prudential Tower

Boston, MA 02199

Attention: [***]

Email: [***]

If to Janssen, to:

Janssen Pharmaceutica NV

Turnhoutseweg 30, B-2340

Beerse, Belgium

Attention:  [***]

With a copy to (which will not constitute notice):

Office of the Chief Intellectual Property Counsel

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attention:  [***]

12.9

Entire Agreement; Amendments.  This Agreement, together with the Schedules and any other attachments attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto (including that certain Confidential Disclosure Agreement between the Parties dated as of [***] (the “CDA”)) are superseded hereby; provided, however, that the  Information (as defined in the CDA) disclosed by Janssen to Licensee or by Licensee to Janssen under the CDA shall be deemed and treated as Confidential Information disclosed by Janssen to Licensee, or by Licensee to Janssen, respectively, under this Agreement.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12.10

Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

12.11

No Benefit to Third Parties.  Except as provided in Article 10 (Indemnity), the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

12.12

Further Assurance.  Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

12.13

Relationship of the Parties; Recourse.  It is expressly agreed that Janssen, on the one hand and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither Janssen, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action that will be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.  No past, present or future director, officer, employee, agent or attorney of either Party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of a Party hereto under this Agreement (including with respect to any representation or  y made in or in connection with this Agreement) or for any claim, action, suit or other legal proceeding (whether in contract, in tort, in equity, or otherwise) based on, in respect of or by reason of the transaction contemplated herein.

12.14

References.  Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time-to-time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

12.15

Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

and no rule of strict construction shall be applied against either Party hereto. References to the terms “Section,” or “Schedule” are to a Section or Schedule of this Agreement unless otherwise specified.  The terms “hereof,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement.  The word “or” will not be exclusive.  References to “written” or “in writing” include in electronic form.  The word “will” will be construed to have the same meaning and effect as the word “shall.”  A reference to any Person includes such Person’s successors and permitted assigns.

12.16

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[Signature Page Follows]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

JANSSEN PHARMACEUTICA NV	AKEBIA THERAPEUTICS, INC.
By: /s/ Tom Aelbrecht Name: Tom Aelbrecht Title: Head Janssen Campus Office Member of the Management Board Janssen Pharmaceutica NV By: /s/Chris Vaes Name: Chris Vaes Title: Board Member	By: /s/ John P. Butler Name: John P. Butler Title: President and Chief Executive Officer By: /s/ Jason A. Amello Name: Jason A. Amello Title: Senior Vice President and Chief Financial Officer

[Signature Page to Research and License Agreement]

Schedule 1.66

Janssen Patents

[***].

Schedule 1.69

JNJ5169

[***].

Schedule 1.71

JNJ7414

[***].

Schedule 1.108

Specified Compounds

[***].

Schedule 3.2

Research Plan

[***].

Schedule 3.5.1

Designation Criteria

[***].

Schedule 3.7.1

[***] Development Plan

[***].

Schedule 4.1.1(i)

Disclosed Know-How

[***].

Schedule 4.1.1(ii)

Licensed Materials

[***].

Schedule 4.1.1(iii)

Further Know-How

[***].

Schedule 6.3.1

Example Royalty Calculation

[***].

Schedule 9.2.1

Disclosure Schedule

[***].